EXHIBIT 10.3

THE NEWARK GROUP, INC.

EMPLOYEES’ STOCK OWNERSHIP PLAN

This Stock Bonus Plan, executed on April 22, 2002, pursuant to resolutions adopted by the board of directors of The Newark Group, Inc., a corporation of the State of New Jersey (the “Company”),

W I T N E S S E T H   T H A T :

WHEREAS, effective May 1, 1985, the Company adopted The Newark Group, Inc. Employees’ Stock Ownership Plan (the “Plan”); and

WHEREAS, the Company reserved the right to amend the Plan at any time, provided the amendment does not adversely affect any accrued right of a Participant or Beneficiary; and

WHEREAS, the Company has amended and restated the Plan from time to time; and

WHEREAS, the Company has resolved to again amend and restate the Plan in its entirety in order to conform the Plan’s terms to the most recent laws and regulations applicable to employee retirement plans;

NOW, THEREFORE, The Newark Group, Inc. Employees’ Stock Ownership Plan is hereby amended by restating it in its entirety, effective May 1, 1997, except as otherwise provided in the Plan.

IN WITNESS WHEREOF, the Company has adopted this Plan and caused this instrument to be executed by its duly authorized officers as of the above date.

ATTEST:	THE NEWARK GROUP, INC.

By:
Fred G. von Zuben, President

THE NEWARK GROUP, INC.

EMPLOYEES’ STOCK OWNERSHIP PLAN

Section 1. Plan Identity.

1.1 Name. The name of this Plan is “The Newark Group, Inc. Employees’ Stock Ownership Plan.”

1.2 Purpose. The purpose of this Plan is to describe the terms and conditions under which contributions made pursuant to the Plan will be allocated and paid to the Participants and their Beneficiaries. This Plan is intended to be a qualified stock bonus plan under section 401(a) of the Code satisfying the requirements necessary for it to be an employee stock ownership plan under section 4975(e)(7) of the Code.

1.3 Effective Date. The Effective Date of this Plan is May 1, 1985. Notwithstanding the foregoing, the provisions of this Plan which were amended and restated to comply with the most recent laws applicable to tax-qualified employee retirement plans, including, but not limited to, the Uniform Services Employment and Reemployment Rights Act of 1994, the Uruguay Round Agreements Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Balanced Budget Act of 1997, the IRS Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000, are effective May 1, 1997, except as otherwise provided.

1.4 Fiscal Period. This Plan shall be operated on the basis of a fiscal year beginning on May 1st of each year for the purpose of keeping the Plan’s books and records and distributing or filing any reports or returns required by law.

1.5 Single Plan for All Employers. This Plan shall be treated as a single Plan with respect to all participating Employers for the purpose of allocating contributions and forfeitures, determining whether there has been any termination of employment, and applying the limitations set forth in sections 4.6 and 4.7.

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1.6 Relationship to Prior Plan. This Plan is an amendment and restatement of the Prior Plan and is intended to operate as a continuation of the Prior Plan, meaning that each Employee who is a Participant in the Prior Plan on April 30, 1997 is a Participant in this Plan and shall be governed by and subject to the provisions of this Plan.

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Section 2. Definitions. The following capitalized words and phrases shall have the meanings specified when used in this Plan and in the Trust Agreement, unless the context clearly indicates otherwise:

2.1 “Active Participant” means an Employee described in section 4.2.

2.2 “Beneficiary” means the person or persons who are designated by a Participant or the Plan to receive benefits payable on the Participant’s death pursuant to section 7.9.

2.3 “Break in Service” means any calendar year or series of calendar years in which an Employee has fewer than 501 Hours of Service per year. Beginning May 1, 1991, however, a “Break in Service” means a period of at least 365 days beginning on an Employee’s Severance Date in which he renders no services to an Employer. Solely for this purpose, an Employee shall be considered employed—

2.3-1 during a period of Parental Absence, but only to the extent provided in section 2.19, and

2.3-2 for his normal hours of paid employment through April 30, 1991 and during any period of Recognized Absence, unless he does not resume employment with an Employer at the end of the period, in which event any resulting forfeiture shall be reallocated in the Plan Year in which the Employee fails to resume employment.

2.4 “Code” means the Internal Revenue Code of 1986, as amended.

2.5 “Committee” means the committee described in section 10 which is responsible for the operation and administration of this Plan.

2.6 “Company” means The Newark Group, Inc. (formerly known as Newark Group Industries, Inc.), and any entity which succeeds to the business thereof and adopts this Plan as its own pursuant to section 10.2.

2.7 “Compensation” means the compensation taken into account for a Participant in accordance with section 4.5.

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2.7A “415 Compensation” means wages, salaries and fees for professional services and other amounts received (without regard to whether an amount is paid in cash) for professional services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury Regulation section 1.62-2(c)), and excluding the following:

2.7A-1 Employer contributions to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan, or any distributions from a plan of deferred compensation, provided, however, that, for purposes of sections 2.13B and 2.16, nothing in this subsection shall be interpreted as excluding from an Employee’s 415 Compensation amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee’s gross income under sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code;

2.7B-2 Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

2.7B-3 Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

2.7B-4 Other amounts which received special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee).

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For Limitation Years beginning on or after May 1, 1998, 415 Compensation shall include, for all purposes under this Plan, any “elective deferral” (as defined in section 402(g)(3) of the Code) and any amount which is not includible in the gross income of the Employee by reason of section 125 or 457 of the Code.

For Limitation Years beginning on or after May 1, 2001, “415 Compensation” shall include, for all purposes under this Plan, elective amounts that are not includible in the gross income of the Employee by reason of section 132(f)(4) of the Code.

2.8 “Disability” means only a disability which renders the Participant totally unable, as a result of bodily or mental disease or injury, to perform any duties for an Employer for which he is reasonably fitted, which disability is expected to be permanent or of long and indefinite duration. However, this term shall not include any disability directly or indirectly resulting from or related to habitual drunkenness or addiction to narcotics, the Participant’s commission of an offense (within the meaning of section 1.04 of the Model Penal Code), service in the armed forces of any country, an act of war, declared or undeclared, any injury or disease occurring while compensation to the Participant was suspended, or any injury which was intentionally self-inflicted. Further, this term shall apply only if (i) the Participant is sufficiently disabled to qualify for the payment of disability benefits under the federal Social Security Act or (ii) the Participant’s disability has been demonstrated to the satisfaction of the Committee.

2.9 “Effective Date” means May 1, 1985.

2.10 “Eligibility Year” means a unit of service credited to an Employee pursuant to section 3.2 for purposes of determining his eligibility to become a Participant.

2.11 “Employee” means any individual who is employed by an Employer on a salaried basis and, effective May 1, 1991 is regularly scheduled to work at least 32 hours per week, for purposes of eligibility and allocations. For purposes of determining when an Employee has completed his first Eligibility Year pursuant to section 3.2 and computing the Employee’s Vesting Years pursuant to section 6.2, his employment with any other corporation, partnership, or proprietorship which is not an Employer shall be taken into account, subject to

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section 6.2, to the same extent it would have been if it had been employment by an Employer (but only either (i) for a period after 1975 in which the other corporation, partnership, or proprietorship is a member of a controlled group of corporations, or is under common control with other trades and businesses, or is a member of an affiliated service group within the meaning of sections 414(b), 414(c) and 414(m) of the Code and a member of the controlled group or one of the trades and businesses or a member of the affiliated service group is an Employer or is required to be aggregated with the Employer pursuant to section 414(o) of the Code, or (ii) to the extent his employment constitutes service with a predecessor employer within the meaning of section 414(a) of the Code).

2.12 “Employer” means the Company, any entity identified as an Employer on Schedule A attached to this Plan and made a part hereof, any other corporation, partnership, or proprietorship which adopts this Plan with the Company’s consent pursuant to section 10.1, and any entity which succeeds to the business of the other corporation, partnership, or proprietorship and adopts this Plan pursuant to section 10.2.

2.13 “ERISA” means the Employee Retirement Income Security Act of 1974 (P.L. 93-406), as amended.

2.13A “Five Percent Owner” means an owner of more than five percent of the outstanding stock, or of stock possessing more than five percent of the total combined voting power of all stock, of an Employer which is a corporation, or of more than five percent of the capital or profits interest of an employer which is not a corporation, where “ownership” is determined by applying the constructive ownership rules contained in section 318 of the Code (but applied by substituting five percent for fifty percent in section 318(a)(2)(C) of the Code).

2.13B “Highly Compensated Employee” means any Eligible Employee who:

2.13B-1 During the Plan Year (which for purposes of this section 4.9-9 shall be referred to as the Determination Year) or the preceding Plan Year (which for purposes of this section 4.9-9 shall be referred to as the Look-Back Year) was at any time a Five Percent Owner; or

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2.13B-2 For Plan Years beginning on or after January 1, 1997, during the Look-Back Year received 415 Compensation from the Employer of more than $ 80,000, or such other amount as determined by the Secretary of Treasury in accordance with section 415(d) of the Code; or

2.13B-3 For Plan Years beginning before January 1, 1997, during the Determination Year or the Look-Back Year: (i) received 415 Compensation from the Employer of more than $ 75,000, (ii) received 415 Compensation from the Employer of more than $ 50,000 and was in the highest paid 20% of the Employer’s Employees, or (iii) was at any time an officer of the Employer and received 415 Compensation of more than 50% of the amount under section 415(b) of the Code (provided, however, that no more than 50 Employees or, if lesser, the greater of 3 Employees or 10 percent of the Employees shall be considered officers). An Employee shall be a Highly Compensated Employee for a Determination Year under clauses (i), (ii) or (iii) of the preceding sentence only if he was covered by one of such clauses for the Determination Year and either was covered by one of such clauses for the Look-Back Year or is among the highest paid 100 of the Employer’s Employees for the Determination Year. If no officer has satisfied the 415 Compensation requirement of clause (iii) above either during a Determination Year or a Look-Back Year, then the highest paid officer for such year shall be treated as a Highly Compensated Employee.

In addition to the foregoing, a Highly Compensated Employee shall include any Employee who separated from service prior to the Determination Year or performs no service for the Employer during the Determination Year but was a Highly Compensated Employee for either the separation year (that is, the Plan Year in which the employee separated from service) or any Determination Year ending on or after the Employee’s 55th birthday.

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2.14 “Hours of Service” means hours to be credited to an Employee under the following rules:

2.14-1 Each hour for which an Employee is paid or is entitled to be paid for services to an Employer is an Hour of Service.

2.14-2 Each hour for which an Employee is directly or indirectly paid or is entitled to be paid for a period of vacation, holidays, illness, disability, layoff, jury duty, temporary military duty, or leave of absence is an Hour of Service. However, except as provided in section 2.3-2, no more than 501 Hours of Service shall be credited for any single continuous period during which an Employee performs no duties. Further, no Hours of Service shall be credited on account of payments made solely under a plan maintained to comply with worker’s compensation, unemployment compensation, or disability insurance laws, or to reimburse an Employee for medical expenses.

2.14-3 Each hour for which back pay (ignoring any mitigation of damages) is either awarded or agreed to by an Employer is an Hour of Service. However, no more than 501 Hours of Service shall be credited for any single continuous period during which an Employee would not have performed any duties.

2.14-4 Hours of Service shall be credited in any one period only under one of sections 2.14-1, 2.14-2, and 2.14-3; an Employee may not get double credit for the same period.

2.14-5 If an Employer finds it impractical to count the actual Hours of Service for any class or group of Employees, each Employee in that class or group shall be credited with the Hours of Service shown in the following table for each pay period in which he has at least one Hour of Service:

Pay Period	Hours of Service Credit
daily	10
weekly	45
bi-weekly	90
semi-monthly	95
monthly	190

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However, an Employee shall be credited only for his normal working hours during a paid absence.

2.14-6 Hours of Service to be credited on account of a payment to an Employee (including back pay) shall be recorded in the period of service for which the payment was made. If the period overlaps two or more Plan Years ending on or before April 30, 1992, then the Hours of Service credit shall be allocated in proportion to the respective portions of the period included in the several Plan Years. However, in the case of periods of 31 days or less, ending no later than April 30, 1992, the Committee may apply a uniform policy of crediting the Hours of Service to either the first Plan Year or the second.

2.14-7 In all respects an Employee’s Hours of Service shall be counted as required by section 2530.200b-2 of the Department of Labor’s regulations under Title I of ERISA.

2.15 “Investment Account” means a Participant’s interest in the Plan’s assets other than Stock.

2.16 “Key Employee” means, with respect to a Plan Year, any Employee or former Employee who at any time during one of the five years ending on the top-heavy determination date for the Plan Year is:

2.16-1 an officer of the Employer with annual 415 Compensation exceeding 50 percent of the limitation in effect under section 415(c)(1)(A) of the Code for the calendar year in which the year ends;

2.16-2 one of the ten Employees with annual 415 Compensation exceeding the limitation in effect under section 415(c)(1)(A) of the Code for the calendar year in which the year ends and for that year owning both more than a ½ percent interest and the largest interests in the Employer, provided that if two Employees have the same ownership interest in the Employer, the Employee having the greater annual compensation shall be treated as having the larger ownership interest;

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2.16-3 a Five Percent Owner;

2.16-4 an owner of more than one percent of the value of the outstanding stock, or of stock possessing more than one percent of the total combined voting power of all stock, of any Employer which is a corporation, or of more than one percent of the capital or profits interest of any Employer which is not a corporation, whose annual 415 Compensation during any one of the five years exceeds $150,000.

The number of individuals counted as “officers” shall be limited to the lesser of (i) 50 or (ii) the greater of three or ten percent of all active Employees of the Employer, and, if this number is less than the number of actual officers, those individuals counted as “officers” shall be those with the highest one-year compensation during the applicable five-year period while “officers.”

For purposes of determining Employee ownership percentages, each Employer that would otherwise be aggregated under section 414(b), (c) and (m) of the Code is treated as a separate Employer. However, for purposes of determining whether an Employee has annual 415 Compensation exceeding $150,000, or whether an Employee is a Key Employee by reason of being an officer or top ten owner, annual 415 Compensation required to be aggregated under sections 414(b), (c) and (m) of the Code is taken into account.

The Beneficiary of a Key Employee shall also be considered to be a Key Employee.

Notwithstanding the foregoing, effective for Plan Years beginning on and after May 1, 2002, “Key Employee” means any Employee who, at any time during the Plan Year for which top-heaviness is being determined was an officer having annual 415 Compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning on and after May 1, 2003), a Five Percent Owner, or an individual whose 415 Compensation exceeds $ 150,000 and who owns more than one percent of the outstanding stock of the Employer or stock possessing more than one percent of the total combined voting power of all the stock of the Employer. The determination of who is a Key Employee will be made in accordance with

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section 416(i) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

2.17 “Leased Employee” means any person who is not an Employee of an Employer and who provides services to an Employer where:

2.17-1 such services are provided pursuant to an agreement between an Employer and any other person (the leasing organization);

2.17-2 such person has performed such services for an Employer and any other corporation, partnership, or proprietorship which is a member of a controlled group of corporations, or is under common control with other trades and businesses, or is a member of an affiliated service group within the meaning of sections 414(b), 414(c), 414(m) or 414(o) of the Code (and a member of the controlled group or one of the trades and businesses or a member of the affiliated service group is an Employer) on a substantially full time basis for a period of at least one year pursuant to section 414(n)(2) of the Code; and

2.17-3 such services:

(a) For Plan Years beginning prior to May 1, 1997, are of a type historically performed in the business field of an Employer by Employees; or

(b) For Plan Years beginning on and after May 1, 1997, are performed under the primary direction or control of an Employer.

2.17A “Limitation Year” means the Plan Year.

2.18 “Nonkey Employee” means an Employee who has never been a Key Employee, and the Beneficiary of any Nonkey Employee.

2.19 “Parental Absence” means a period during which an Employee is initially absent from work—

2.19-1 by reason of the Employee’s pregnancy; or

2.19-2 by reason of the birth of a child of the Employee; or

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2.19-3 by reason of the placement of a child with the Employee in connection with the Employee’s adoption of the child; or

2.19-4 for purposes of caring for a child described in section 2.19-2 or 2.19-3 for a period beginning immediately following the birth or placement.

The Employee shall be considered employed for his normal hours of paid employment (or 8 hours for each normal working day, if the Committee is unable to determine the Employee’s normal hours of paid employment) during a Parental Absence, but in no event shall more than 501 Hours of Service be credited for any Parental Absence which began before May 1, 1991. Solely for purposes of determining when an Employee has incurred a Break in Service (as defined in section 2.3) on or after May 1, 1991, the Employee shall be considered employed for that portion of the period of a Parental Absence ending on the second anniversary of the Employee’s absence from service. In no event shall an Employee receive any credit for Hours of Service or employment pursuant to this section unless he timely provides the Committee with sufficient information to establish that his absence from work was a Parental Absence and the number of days of the Parental Absence.

2.20 “Participant” means an Employee who is an Active Participant, or an Employee (or former Employee) who was previously an Active Participant and still has a balance credited to his accounts.

2.21 “Plan Year” means each period of 12 consecutive months beginning on May 1st of 1985 and each succeeding year.

2.22 “Prior Plan” means The Newark Group, Inc. Employees’ Stock Ownership Plan, as in effect on April 30, 1989. Notwithstanding the preceding sentence, effective May 1, 1997, “Prior Plan” means the Newark Group, Inc. Employees’ Stock Ownership Plan, as in effect on April 30, 1997.

2.23 “Recognized Absence” means a period for which:

2.23-1 an Employer grants an Employee a leave of absence for a limited period, but only if the Employer grants such leaves on a nondiscriminatory basis; or

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2.23-2 an Employee is temporarily laid off by an Employer because of a change in business conditions; or

2.23-3 an Employee is on active military duty, but only to the extent that his employment rights are protected by the Military Selective Service Act of 1967 (38 U.S.C. sec. 2021).

2.23A “Required Beginning Date” has the following meanings with respect to the following Participants:

2.23A-1 Five Percent Owner. The Required Beginning Date of a Participant who is a Five Percent Owner is April 1st of the calendar year following the calendar year in which the Participant attains age 70½.

2.23A-2 Non-Five Percent Owner. The Required Beginning Date of a Participant who is not a Five Percent Owner is April 1 of the calendar year following the calendar year in which the Participant attains age 70 ½.

2.24 “Severance Date” means the earlier of:

2.24-1 the date on or after May 1, 1991 on which an Employee quits, retires, is discharged, or dies; or

2.24-2 the 365th day of an Employee’s continuous absence from service with an Employer on account of disability, layoff, leave of absence, or any other reason except quit, retirement, discharge, or death and which absence began on or after May 1, 1991.

2.25 “Social Security Retirement Age” means for a Participant:

2.25-1 age 65, if born before January 1, 1938;

2.25-2 age 66, if born after December 31, 1937 but before January 1, 1955; and

2.25-3 age 67, if born after December 31, 1954.

2.25A “Stock” means common stock issued by the Company (or by a corporation which is a member of the controlled group of corporations of which the Company is a member)

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which is readily tradable on an established securities market. If there is no common stock which meets the foregoing requirement, the term “Stock” means common stock issued by the Company (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of: (A) that class of common stock of the Company (or of any other such corporation) having the greatest voting power, and (B) that class of common stock of the Company (or of any other such corporation) having the greatest dividend rights. Noncallable preferred stock shall be deemed to be “Stock” if it is convertible at any time into stock constituting “Stock” hereunder and if such conversion is at a conversion price which (as of the date of acquisition by the Plan) is reasonable. For purposes of the preceding sentence, pursuant to regulations as may be promulgated by the Secretary of the Treasury or his delegate (and as may be amended from time to time), preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence.

2.26 “Stock Account” means a Participant’s interest in the Stock held by the Plan.

2.27 “Stock Obligation” means indebtedness arising from an extension of credit to the Plan or the Trust obtained for the purpose of buying Stock and involving, as a lender or guarantor, an Employer of another “disqualified person” within the meaning of Section 4975(e)(2) of the Code.

2.28 “Top-Heavy Year” means a Plan Year in which the Plan is top-heavy within the meaning of section 416(g) of the Code and the Treasury Regulations promulgated thereunder. The Committee shall determine on a regular basis whether each Plan Year is a Top-Heavy Year for purposes of implementing the various provisions of the Plan which apply only to the extent the Plan is top-heavy. In making this determination, the Committee shall use the following definitions and principles:

2.28-1 The “Employer” includes all corporations which are members of the same controlled group of corporations and all corporations, partnerships, and

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proprietorships which are under common control or are members of the same affiliated service group within the meaning of sections 414(b), 414(c) and 414(m) of the Code or which are required to be aggregated under section 414(o) of the Code.

2.28-2 The “plan aggregation group” includes each qualified retirement plan maintained by the Employer (i) in which a Key Employee is a Participant during one of the five years ending on the top-heavy determination date for the Plan Year (regardless of whether the plan has terminated), or (ii) which enables any plan in which a Key Employee is a Participant to satisfy the requirements of section 401(a)(4) or 410 of the Code during one of the five years ending on the top-heavy determination date for the Plan Year, or (iii) which when aggregated with the plans described in clauses (i) and (ii) will satisfy the requirements of sections 401(a)(4) and 410 of the Code and which is designated by the Committee as part of the plan aggregation group.

2.28-3 The “determination date” means, with respect to the first plan year of any plan, the last day of that plan year, and with respect to each subsequent plan year, the last day of the preceding plan year. If any other plan had a determination date which differs from this Plan’s determination date, the top-heavy status of this Plan shall be determined on the basis of the other plan’s determination date falling within the same calendar year as this Plan’s determination date.

2.28-4 The “aggregated benefits” for any Plan Year means the adjusted account balances in defined contribution plans on the determination date (but excluding in the case of the second and subsequent plan years of a profit sharing plan any contributions made after the determination date that are allocated to accounts on or before the determination date) plus the adjusted value of accrued benefits in defined benefit plans, calculated as of the annual valuation date coinciding with or next preceding the determination date, with respect to Key Employees and Nonkey Employees under all plans within the plan aggregation group which includes this Plan, other than:

(a) any Nonkey Employee who was a Key Employee in a prior Plan Year;

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(b) for Plan Years beginning prior to May 1, 2002, a Key Employee or Nonkey Employee who has not performed any service for any Employer that maintains a plan within the plan aggregation group at any time during the five years ending on the determination date; and

(c) for Plan Years beginning on and after May 1, 2002, a Key Employee or Nonkey Employee who has not performed any service for any Employer that maintains a plan within the plan aggregation group at any time during the year ending on the determination date.

The “adjusted account balance” under a plan shall not include any amount attributable to a rollover contribution or similar transfer to the plan initiated by an Employee and made after December 31, 1983, unless both plans involved are maintained by the Employer, in which event the transferred amount shall be counted in the transferee plan and ignored for all purposes in the transferor plan.

The “adjusted value of accrued benefits” under any defined benefit plan shall be determined on the basis of whichever actuarial assumptions are used to determine the plan’s benefit liabilities and the funding of those liabilities, unless the plan specifies different assumptions to be used in determining top-heaviness.

For Plan Years beginning prior to May 1, 2002, the “adjusted account balance” and the “adjusted value of accrued benefit” for any Employee shall include all plan distributions made with respect to the Employee during the five years ending on the determination date. For Plan Years beginning on and after May 1, 2002, the “adjusted account balance” and the “adjusted value of accrued benefit” for any Employee shall include all plan distributions with respect to the Employee during the year ending on the determination date. Notwithstanding the foregoing, however, the “adjusted account balance” and the “adjusted value of accrued benefit” for any Employee shall exclude any

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distributions on account of the Employee’s death which are in excess of the present value of the Employee’s account balance or accrued benefit immediately prior to the Employee’s death, but shall include any distributions under a terminated plan maintained within such five year period, which, if the plan had not been terminated, would have been required to be included in the plan aggregation group.

2.28-5 This Plan shall be top-heavy for any Plan Year in which the aggregated benefits of Key Employees exceed 60 percent of the total aggregated benefits for both Key Employees and Nonkey Employees.

2.28-6 For Plan Years beginning prior to May 1, 2000, this Plan shall be super top-heavy for any Plan Year in which the aggregated benefits of Key Employees exceed 90 percent of the total aggregated benefits for both Key Employees and Nonkey Employees.

2.29 “Trust” or “Trust Fund” means the trust fund created under this Plan.

2.30 “Trust Agreement” means the agreement between the Company and the Trustee concerning the Trust Fund. If any assets of the Trust Fund are held in a commingled trust fund with assets of other qualified retirement plans, “Trust Agreement” shall be deemed to include the trust agreement governing that commingled trust fund. With respect to the allocation of investment responsibility for the assets of the Trust Fund, the provisions of section 2.2 of the Trust Agreement are incorporated herein by reference.

2.31 “Trustee” means one or more corporate persons and individuals selected from time to time by the board of directors of the Company to serve as trustee or co-trustees of the Trust Fund.

2.32 “Unallocated Stock Account” means the Plan’s holding of Stock which has not yet been allocated to Participant’s Stock Accounts.

2.33 “Valuation Date” means the last day of the Plan Year and each other date as of which the Committee shall determine the investment experience of the Trust Fund and adjust Participants’ accounts accordingly.

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2.34 “Valuation Period” means the period following a Valuation Date and ending with the next Valuation Date.

2.35 “Vesting Year” means a unit of service credited to a Participant pursuant to section 6.2 for purposes of determining his vested interest in his Stock and Investment Accounts.

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Section 3. Eligibility for Participation.

3.1 Eligibility and Entry Dates. An Employee first hired by an Employer prior to May 1, 1992 shall enter the Plan as of the first day he is entitled to be credited with an Hour of Service on or after May 1, 1985. Any Employee first hired by an Employer on or after May 1, 1992 shall enter the Plan as of May 1st or November 1st coinciding with or next following the last day of the Employee’s first Eligibility Year. An Employee hired on or after November 1, 1992 shall enter the Plan as of the October 31st or April 30 coinciding with or next following the last day of the Employee’s first Eligibility Year. However, if an Employee is not actively employed by an Employer on the date on which he would otherwise first enter the Plan, his entry shall be deferred until the next day he is so employed. Notwithstanding the foregoing, no Employee hired after April 30, 1994 shall enter the Plan and no Employee, regardless of when hired, shall enter the Plan after April 30, 1995.

3.1-1 A full-time Employee is any Employee regularly scheduled to work at least 32 hours per week on a consistent basis during the Eligibility Year and each Plan Year during which the Employee is a Participant.

3.1-2 Any Employee who has been transferred from hourly paid status to salaried paid status shall receive credit for eligibility purposes for his period of employment as an hourly paid employee and will enter the Plan on the earlier of (i) the completion of his first Eligibility Year as a full-time Employee or (ii) the first day of the month coinciding with or next following the transfer date, if he had already completed at least one Eligibility Year as a full-time Employee.

An Employee who becomes a Participant as a result of a merger, consolidation or acquisition shall be given credit for service with the merged, consolidated or acquired entity for purposes of determining whether the individual has completed an Eligibility Year only as specified in the relevant merger, consolidation or acquisition agreement or as specified in Schedule A attached to this Plan and made part hereof.

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3.2 Definition of Eligibility Year. An “Eligibility Year” means each period in which the Employee has 365 days of service with an Employer beginning with his initial employment by an Employer. An Employee’s separate periods of service shall be aggregated, with each period of service consisting of the number of days from the first date of the Employee’s service in that period to the following Severance Date. If an Employee quits, retires, or is discharged, or if he is continuously absent for any other reason and he subsequently quits, retires, or is discharges, and the Employee then performs any active service within 365 days after the first day of absence, the period from the first day of his absence through his return to service shall be counted as service toward his first Eligibility Year. If an Employee has not completed an Eligibility Year and the Employee renders no service to any Employer for a period of at least 365 consecutive days beginning on a Severance Date, the Employee’s service prior to such period shall be disregarded in determining when the Employee has completed an Eligibility Year. Service for purposes of this section 3.2 shall not include service with other entities or divisions of the Company except as provided on Schedule A attached to this Plan and made a part hereof.

3.3 Certain Employees Ineligible. In all events, no Employee shall participate in the Plan while his employment is covered by a collective bargaining agreement between an Employer and the Employee’s collective bargaining representative if (i) retirement benefits have been the subject of good faith bargaining between the Employer and the representative and (ii) the collective bargaining agreement does not provide for the Employee’s participation in the Plan.

No Employee whose employment is not covered by a collective bargaining agreement shall participate in the Plan while he is compensated on other than a salaried basis and, effective May 1, 1991, regularly scheduled to work at least 32 hours per week. In the event an Employee who is ineligible to participate in the Plan becomes eligible to participate, such Employee shall participate immediately provided such Employee has satisfied the service requirements and would have otherwise previously become a Participant.

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Any Employee who sells Stock to the Plan, or any other Employee who is included in the class of individuals described in section 409(n)(1) of the Code by reason of the sale of Stock to the Plan by another person shall be ineligible to participate in this Plan with respect to the Stock sold to the extent the Employee or other person who is the seller of the Stock elects the nonrecognition treatment of section 1042 of the Code.

Any individual shall be ineligible to participate in the Plan while he is a Leased Employee.

3.4 Waiver of Participation. Any eligible Employee who does not wish to participate in the Plan shall file with the Committee a waiver of participation on a form provided for this purpose. A waiver shall be effective until the first day of the Plan Year following the Employee’s revocation of the waiver. Notwithstanding the foregoing, any such waiver shall be invalid to the extent necessary to satisfy section 410 of the Code and the regulations promulgated thereunder.

3.5 Periods of Eligibility. Subject to the satisfaction of the foregoing requirements, an Employee shall participate in the Plan during each period of his employment by an Employer from the date on which he first becomes eligible until his termination or until he is no longer eligible to participate in the Plan. For this purpose, a re-employed eligible Employee who previously satisfied the initial eligibility requirements shall reenter the Plan as of the date of his re-employment, transfer or return to full time employment.

3.6 Reclassified Employees. Notwithstanding any provision of this Plan to the contrary, an individual shall not be eligible to participate in the Plan if he or she is not reported on the payroll records of the Employer as a common law employee, even if a court or administrative agency determines that such individual is or was a common law employee and not an independent contractor, and, as a result of such determination, the Employer treats such individual as a common law employee retroactive to any date.

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Section 4. Trust Fund, Contributions by Employers, and Allocations of Contributions and Forfeitures.

4.1 Employer Contributions and Trust Fund. Each Employer shall from time to time contribute, with respect to a Plan Year, such amounts as may be determined from time to time by its board of directors. An Employer shall have no obligation to contribute any amount under this Plan except as provided in the following sentence. Notwithstanding any other provision of the Plan to the contrary, the Employers shall contribute for each Plan Year in cash and at such times as may be determined from time to time by its board of directors an amount sufficient to cover all Stock Obligations and other liabilities of the Plan as they become due. The Company shall designate the Stock Obligation to which a contribution is to be applied. Contributions may be made in the form of cash, or securities and other property to the extent permissible under ERISA, including securities of an Employer or an affiliate, and shall be held by the Trustee in accordance with the Trust Agreement. Any amount contributed by an Employer due to a good faith mistake of fact, or based upon a good faith but erroneous determination of its deductibility under section 404 of the Code, shall be returned to the Employer within one year after the date on which the contribution was originally made, or within one year after its nondeductibility has been finally determined. However, the amount to be returned shall be reduced to take account of any adverse investment experience within the Trust Fund in order that the balance credited to each Participant’s Stock and Investment Accounts is not less than what it would have been if the contribution had never been made.

4.2 Active Participants. For purposes of this Plan, a Participant shall be an Active Participant, entitled to share in the Employer’s contributions and any available forfeitures, in each Plan Year in which:

4.2-1 he is employed as an Employee by an Employer as of the last day of the Plan Year, or is on a Recognized Absence as of that date; or

4.2-2 his employment has terminated during the Plan Year after reaching age 65, or after reaching age 59 1/2 and he qualifies for an immediate payable pension

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benefit under The Newark Group, Inc. Salaried Employees’ Pension Plan, or by reason of Disability or death. A terminated Participant included in this section 4.2-2 must have been employed for at least 32 hours each week (30 Hours of Service per week for Plan Years prior to May 1, 1991) during the portion of the Plan Year preceding his termination; or

4.2-3 for Plan Years ending on or before April 30, 1991, he has either (i) at least 1,000 Hours of Service for the Plan Year or (ii) an average of at least 30 Hours of Service per week during the portion of the Plan Year in which he is employed and it is his first year of employment.

4.3 Release of Stock for Allocation. In each Plan Year in which Employer contributions or earnings on the Trust’s investments are applied to satisfy a portion of a Stock Obligation, a certain number of shares of Stock held in the Unallocated Stock Account shall be released for allocation among the Active Participants. The number of shares released shall bear the same ratio to the number of shares attributable to the Stock Obligation which are then in the Unallocated Stock Account (prior to the release) as (i) the principal payments made on the Stock Obligation in the Plan Year bears to (ii) the year’s payments described in clause (i) plus the total remaining principal payments required to satisfy the Stock Obligation. For this purpose, each Stock Obligation, the Stock purchased in connection with it, and any stock dividends on such Stock, shall be considered separately.

4.4 Allocation to Active Participant’s Accounts. As of the last day of a Plan Year, the sum of (i) the Stock released from the Unallocated Stock Account for that year, plus (ii) any Employer contributions for that year not designated to be applied against Stock Obligations, plus (iii) any available forfeitures from terminated Participants’ Stock and Investment Accounts (the “annual sum”), shall be allocated as follows among the Active Participants’ Stock and Investment Accounts, subject to the limitations in sections 4.6 and 4.7:

4.4-1 All of the Stock included in such sum shall be allocated among the Stock Accounts of the Active Participants in proportion to the amounts of their Compensation; and

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4.4-2 The amounts other than Stock included in such sum shall be allocated among the Investment Accounts of the Active Participants in proportion to the amounts of their Compensation; and

4.4-3 For any Top-Heavy Year there shall be allocated to any Nonkey Employee who has not accrued, or is not accruing for that Top-Heavy Year, a minimum top heavy benefit (within the meaning of section 416(c)(1) of the Code) under The Newark Group, Inc. Salaried Employees’ Pension Plan (if such plan is within the plan aggregation group, as defined in section 2.28-2), an amount equal to the excess of (i) the lesser of (1) the largest percentage of 415 Compensation credited to the account of a Key Employee for the Plan Year or (2) three percent of each Active Participant’s 415 Compensation over (ii) the amount of contributions credited to his accounts under this Plan for the Plan Year. The allocation amount, if any, shall be contributed in the form of Stock and credited to Nonkey Employees’ Stock Accounts. Solely for purposes of this section 4.4-3, the term Nonkey Employer shall include any Active Participant who has less than 1,000 Hours of Service in the Top-Heavy Year but who is employed by an Employer as of the last day of the Top-Heavy Plan Year.

4.4-4 Notwithstanding the preceding to the contrary, if the preceding would result in more than one third of the Employers’ contributions which are designated to be applied against the Stock Obligations for the Limitation Year and more than one third of the Employers’ total contributions for the Limitation Year being allocated to Active Participants who are Highly Compensated Employees, then the amount to be allocated pursuant to those sections to each such Active Participant shall be reduced so that no more than one third of such contributions are allocated to such Active

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Participants. The one third portion of the annual sum shall be allocated to the Stock and Investment Accounts of such Active Participants as follows:

(i) the rate of allocation on 415 Compensation up to $50,000 (or such other amount as shall be determined from time to time under section 414(q) of the Code) made to the accounts of Active Participants who are Highly Compensated Employees shall be equal to the rate of allocation made to the accounts of Active Participants who are not Highly Compensated Employees; and

(ii) for 415 Compensation in excess of $50,000 (or such other amount as shall be determined from time to time under section 414(q) of the Code), the remaining portion of the annual sum shall be allocated among the Active Participants who Highly Compensated Employees in proportion to the amounts of their 415 Compensation in excess of $50,000 (or such other amount).

4.5 Definition of Compensation. For purposes of this Plan, a Participant’s “Compensation” means the cash amount paid or accrued by the Company to such Participant for services rendered as a salaried Employee during a Plan Year in which he is an Active Participant, as reported on box 1 of Form W-2 for Federal income tax purposes, and including bonuses whether paid or accrued and the amount of the Participant’s salary reduction elections pursuant to the Newark Group, Inc. Deferred Income Savings Plan and/or pursuant to a plan that is subject to section 125 of the Code.

In addition to other applicable limitations set forth in the Plan and notwithstanding any other provisions of the Plan to the contrary, for Plan Years beginning on or after May 1, 1994, a Participant’s Compensation shall not exceed the OBRA ‘93 annual Compensation limit. The OBRA ‘93 annual Compensation limit is $150,000, as adjusted by the Commissioner for increases in cost of living in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA ‘93

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annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is 12.

For Plan Years beginning on or after May 1, 1994, any reference in this Plan to the limitations under section 401(a)(17) of the Code shall mean the OBRA ‘93 annual Compensation limit set forth in this provision.

If a Participant’s Compensation for any prior determination period is taken into account in determining the Participant’s benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA ‘93 annual Compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after May 1, 1994, the OBRA ‘93 annual Compensation limit is $150,000.

For Plan Years beginning prior to May 1, 1997, in determining the Participant’s Compensation, the family aggregation rules of section 414(q)(6) of the Code shall be applicable, except that “family” shall include only the Participant’s spouse, and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year.

4.6 Overall Annual Limitation. Notwithstanding the foregoing, the annual addition to a Participant’s accounts (as hereinafter defined) shall not exceed for any Limitation Year an amount equal to the lesser of—

4.6-1 for Limitation Years beginning prior to May 1, 1995,

(a) $ 30,000, or if greater, one fourth of the dollar limitation in effect under section 415(b)(1)(A) of the Code; or

(b) 25% of the Participant’s 415 Compensation for such Limitation Year;

4.6-2 for Limitation Years beginning on or after May 1, 1995,

(a) $ 30,000, or

(b) 25% of the Participant’s 415 Compensation for such Limitation Year.

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4.6-3 for Limitation Years beginning on or after May 1, 2002,

(a) $ 40,000, or

(b) 100% of the Participant’s 415 Compensation for such Limitation Year.

For purposes of this section, the “annual addition to a Participant’s accounts” shall mean the sum of (i) the Employer contributions, other than contributions designated to be applied against Stock Obligations, and other forfeitures allocated to a Participant’s Accounts as of the end of the Limitation Year pursuant to section 4.4, plus (ii) that portion of the Employer contributions designated to be applied against Stock Obligations as is equal to the Participant’s proportionate share of the Stock released from the Unallocated Stock Account and credited to a Participant’s Stock Accounts as of the end of the Limitation Year pursuant to section 4.4. However, in any Limitation Year in which no more than one third of the Employers’ contributions which are designated to be applied against Stock Obligations are allocated to Participants who are Highly Compensated Employees, the “annual addition to a Participant’s accounts” shall be determined without regard to any allocation of forfeited Stock from any other Participant’s Stock Account which was originally acquired with a Stock Obligation, and without regard to the Participant’s deemed share of the portion of the Employer contributions applied to interest on a Stock Obligation. Further, in any Limitation Year beginning before July 12, 1989 in which no more than one-third of the Employers’ total contributions are allocated to such Participants, the dollar limitation set forth in section 4.6-1 shall be increased by the lesser of (1) that dollar amount or (2) the amount of contributions for that year which are made in the form of Stock, or are applied to the purchase of Stock, including any payment on a Stock Obligation.

4.7 Overall Cumulative Limitation. This section shall apply only to Limitation Years beginning prior to May 1, 2000. Aside from the limitation prescribed by section 4.6 with respect to the annual addition to a Participant’s accounts for any single Limitation Year, if a Participant has ever participated in one or more defined benefit plans maintained by an Employer or an affiliate (within the purview of sections 414(b), (c), (m) and (o)

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and section 415(h) of the Code, which affiliate shall be deemed an Employer for this purpose), the annual additions to his accounts shall be limited on a cumulative basis so that the sum of his defined contribution plan fraction and his defined benefit plan fraction does not exceed one. For this purpose:

4.7-1 A Participant’s defined contribution plan fraction with respect to a Limitation Year shall be a fraction, (i) the numerator of which is the sum of the annual additions to his accounts under this Plan and any other defined contribution plans maintained by the Employers through the current year, and (ii) the denominator of which is the sum of the lesser of the following amounts (A) and (B) determined for the current year and each prior year of service with an Employer: (A) is 1.25 times the dollar limitation in effect under section 415(c)(1)(A) of the Code for such year or 1.0 times such dollar limitation if the Plan is super top-heavy, and (B) is 35 percent of the Participant’s total compensation for such year. However, the denominator of the defined contribution plan fraction shall be determined instead pursuant to the special transition rule set forth in section 415(e)(6) of the Code if the Committee so elects. If the Participant was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. Further, if the Participant participated in any related defined

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contribution plan in any years beginning before 1976, any excess of the sum of the actual annual additions to the Participant’s accounts for those years over the maximum annual additions which could have been made during such years had section 415(c) of the Code applied to such years shall be ignored, and voluntary contributions by the Participant during those years shall be taken into account as to each such year only to the extent that his average annual voluntary contribution in those years exceeded 10 percent of his average annual compensation in those years.

4.7-2 A Participant’s defined benefit plan fraction with respect to a Limitation Year shall be a fraction, (i) the numerator of which is his projected annual benefit payable at normal retirement under the Employers’ defined benefit plans, and (ii) the denominator of which is the lesser of (a) 1.25 times the currently applicable dollar limitation under section 415(b)(1)(A) of the Code, or 1.0 times such dollar limitation if the Plan is super top-heavy, and (b) 1.4 times the Participant’s average total annual compensation during his highest paid three consecutive Limitation Years. Notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code section 415 for all Limitation Years beginning before January 1, 1987. The denominator shall be appropriately adjusted to the extent required under sections 415(b)(2)(B), (C) and (D) of the Code on account of any form of benefit other than a single life annuity or a qualified joint and survivor annuity, or on account of the commencement of benefits before or after the Participant’s Social Security Retirement Age.

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Where the sum of the fractions would exceed one for a Participant, then the numerator of the defined benefit fraction will be adjusted by determining his projected annual benefit payable at normal retirement under The Newark Group, Inc. Salaried Employee’s Pension Plan (and then, under any other qualified defined benefit pension plan of an Employer) to the extent required for the sum of the fractions not to exceed one.

4.8 Effect of Limitations. No amount of Employer contributions or forfeitures shall be allocated to any Participant’s accounts except in accordance with sections 4.4, 4.6, and 4.7. An Employer shall not make any contribution for a Plan Year which, taking into account the amount of available forfeitures, cannot be completely allocated to Participants’ accounts except to the extent a contribution is necessary to cover Stock Obligations. Any amount of forfeitures which may not be allocated in the Plan Year in which it becomes available shall be held in a suspense account to be allocated as soon as possible in a subsequent Plan Year, or to be returned to the Employers if it cannot be allocated before the termination of the Plan.

If as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s Compensation, or as a result of any other facts and circumstances which the Internal Revenue Service finds justify the application of this section, the amount to be credited to a Participant’s accounts for a Plan Year pursuant to sections 4.3 and 4.4 will cause the limitations set forth in sections 4.6 and 4.7 to be exceeded, then—

4.8-1 if the Participant made elective deferrals to The Newark Group, Inc. Salaried Employees’ 401(k) Plan for the Plan Year pursuant to section 4.4 of the said Plan (or any other plan of an Employer qualified under sections 401(a) and 401(k) of the Code), then the elective deferrals shall be distributed to the Participant to the extent that the distribution will reduce the amount by which the limitations set forth in sections 4.4, 4.6 and 4.7 are exceeded and shall not be treated as an annual addition pursuant to section 4.6, and

4.8-2 the remainder of the excess amount, if any, shall not be deemed to be an annual addition and shall be held in a suspense account to be used to reduce an Employer’s contribution for the next Plan Year (and to the extent necessary, succeeding Plan Years) for that Participant. If the Participant ceases to be a Participant before the excess amount has been fully absorbed by reducing subsequent Employer contributions, the remainder of the excess amount shall be used to reduce an Employer’s contributions for all remaining Participants and shall be allocated to all remaining Participants in the Plan.

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Section 5. Plan Accounts and Adjustments.

5.1 Stock and Investment Accounts. A Stock Account and an Investment Account shall be maintained for each Employee who becomes an Active Participant. All shares of Stock allocated to an Active Participant shall be credited to his Stock Account, and his interest in all Plan assets other than Stock shall be credited to his Investment Account.

5.2 Unallocated Stock Accounts. An Unallocated Stock Account shall be maintained in which the Plan’s holdings of Stock which have been purchased on credit, whether or not the Stock is pledged as collateral, shall be segregated until payments on the corresponding Stock Obligations permit the release and allocation of the Stock to Active Participants in accordance with sections 4.3 and 4.4. Any dividends with respect to such segregated Stock which are paid in the form of additional shares of Stock shall be deposited in the Unallocated Stock Account and thereafter handled in the same manner as the underlying segregated Stock.

5.3 Treatment of Expenses. All expenses incurred by the Committee and the Trustee in connection with administering this Plan and the Trust Fund shall be paid by the Trustee from the Trust Fund to the extent the expenses have not been paid or assumed by the Employers or by the Trustee.

5.4 Adjustments for Transactions. Each Participant’s Stock and Investment Accounts shall be adjusted for Employer contributions and other Participants’ forfeitures under section 4.4, and benefit payments under section 7.2.

5.5 Adjustment for Net Changes in Assets. As of the last day of each Plan Year, the Committee shall determine the net increase or decrease in the number of shares of Stock and the net increase or decrease in the current fair market value of all other assets held in the Trust Fund since the first day of the Plan Year. For this purpose, all shares of Stock and other assets held in the Unallocated Stock Account or representing Employer contributions for the year shall be excluded. The net change in the number of shares of Stock shall be credited or charged to each Participant’s Stock Account in proportion to the ratio of (i) the number of shares credited to his Stock Account as of the first day of the Plan Year to (ii) the sum of all shares

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credited to all Participants’ Stock Account as of that date. The net change in the current fair market value of all other assets held in the Trust Fund, other than cash dividends on shares of Stock, shall be credited or charged to each Participant’s Investment Account in proportion to the ratio of (i) the balance credited to his Investment Account as of the first day of the Plan Year to (ii) the sum of all balances credited to all Participants’ Investment Accounts as of that date. Any cash dividends on shares of Stock shall be credited to each Participant’s Investment Account in proportion to the ratio of (i) the number of shares credited to his Stock Account as of the first day of the Plan Year to (ii) the sum of all shares credited to all Participants’ Stock Account as of that date. However, the Committee, in its sole discretion can distribute to the Participant within 60 days after the last day of the Plan Year any cash dividends on shares of Stock which would otherwise be credited to his Investment Account for that Plan Year. Notwithstanding the foregoing, the Committee, in its sole discretion, can apply cash dividends on shares of Stock allocated to Participants’ Stock Account toward the Stock Obligation provided, however, that shares of Stock whose aggregate fair market value is equal to the cash dividend so applied are allocated to the Stock Account of each Participant in the same manner as cash dividends would have otherwise been credited to the Investment Account of each Participant. For purposes of this section, the number of shares of Stock credited to a Participant’s Stock Account, and the balance credited to a Participant’s Investment Account, as of the first day of a Plan Year, shall be the number or balance as of that date as adjusted for benefit payments and forfeitures during the Plan Year. The adjustments described in this section 5.5 shall be made each year before any Stock or other amounts are allocated to Participants’ accounts pursuant to section 4.4.

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Section 6. Vesting and Forfeitures.

6.1 Vesting Schedule. A Participant shall have no vested interest in his Stock and Investment Accounts until he has completed 5 Vesting Years, at which time the Participant’s interest in his accounts shall become 100 percent vested.

However, in the case of a Participant (other than a Participant who does not have an Hour of Service after the Plan becomes top-heavy) whose vested interest is to be determined in a Top-Heavy Year, the Participant’s vested interest in his Stock and Investment Accounts shall instead be based on the following table:

Vesting Years	Percentage of Interest Vested
less than 2	0%
2	20%
3	40%
4	60%
5 or more	100%

Further, if the Plan at any time has been top-heavy and then ceases being top-heavy, or if the vesting schedule is amended, then the vested percentage in the Stock and Investment Accounts of a Participant who has at least three Vesting Years as of the last day of the most recent Top-Heavy Year, or the Plan Year in which the vesting schedule is amended, shall not be less than what it would be if the Plan had not ceased being top-heavy or the vesting schedule had not been amended, as the case may be.

If the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s vested interest in his accounts or if the Plan is deemed amended by an automatic change to or from a vesting schedule determined in a Top-Heavy Year, then each Participant with at least 3 Vesting Years may elect, within a reasonable period after the adoption of the amendment or change, to have his vested interest computed under the Plan without regard to such amendment or change. For Participants who do not have at least 1 Hour of Service in any Plan Year beginning after December 31, 1988, the

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preceding sentence shall be applied by substituting “5 Years of Service” for “3 Years of Service” where such language appears.

The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(1) 60 days after the amendment is adopted;

(2) 60 days after the amendment becomes effective; or

(3) 60 days after the Participant is issued written notice of the amendment by the Employer or plan administrator.

6.2 Computation of Vesting Years. For purposes of this Plan, a “Vesting Year” means (a) each 12 month period beginning May 1st and ending April 30, 1991 in which a Participant has at least 1,000 Hours of Service, and (b) beginning May 1, 1991 each 365 days of a Participant’s service with an Employer, beginning with the later of May 1, 1991 or his initial employment date by any Employer, and in either case, whether before or after May 1, 1991, including certain employment with other employers as provided in section 2.11. In general, a Participant’s separate periods of service on and after May 1, 1991 shall be added together, with each period of service counted as the number of days from the first date of his service in that period to the following Severance Date. However, a Participant’s Vesting Years on and after May 1, 1991 shall be computed only on the basis of completed years, assuming that 365 days equal one year, and any remaining balance of days less than 365 shall be disregarded. Further, a Participant’s Vesting Years whether before or after May 1, 1991 shall be computed subject to the following conditions and qualifications:

(a) A Participant’s Vesting Years shall not include any service prior to May 1, 1985.

(b) A Participant’s vested interest in his Stock and Investment Accounts accumulated before a 5 year Break in Service shall be determined without regard to any employment after the Break in Service. Further, if a Participant has a 5 year or more Break in Service before his interest in his Stock and Investment Accounts has become

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vested to any extent, he shall lose credit for his Vesting Years before the Break in Service unless those Vesting Years (excluding any years which would be excluded by this paragraph on account of an earlier Break in Service) are longer than the period of the Break in Service, (or exceed the number of consecutive years of the Break in Service if the provisions of section 6.2(d) are applicable) and the Participant completes one Vesting Year after the Break in Service.

(c) If on or after May 1, 1991 a Participant quits, retires, or is discharged, or if he is continuously absent for any other reason and he subsequently quits, retires, or is discharged, and the Participant then performs any active service within 365 days after the first day of absence, his Vesting Years shall include the period from the first day of his absence through his return to service unless otherwise specifically excluded.

(d) A Participant who as of May 1, 1991 had not become fully vested in his Stock and Investment Accounts but had one or more Vesting Years at that date, shall receive credit for Vesting Years as follows:

(i) the number of Vesting Years as of April 30, 1991;

(ii) the greater of (A) the number of Vesting Years that would be credited to the Participant under paragraph 6.2(b), as amended herein, for the Plan Year beginning May 1, 1991 or (B) the number of Vesting Years that would be credited to the Participant for the Plan Year beginning May 1, 1991 as if paragraph 6.2(b) prior to its amendment herein were still in effect; and

(iii) the number of Vesting Years after April 30, 1992 pursuant to paragraph 6.2(b) as amended herein.

(e) Unless otherwise specifically excluded, a Participant’s Vesting Years shall include service with other entities or divisions of the Company and any Employer as provided on Schedule A attached to this Plan and made a part hereof.

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(f) Unless otherwise specifically excluded, a Participant’s Vesting Years shall include any period of active military duty to the extent required by the Military Selective Service Act of 1967 (38 U.S.C. sec. 2021).

6.3 Full Vesting Upon Certain Events. Notwithstanding section 6.1, a Participant’s interest in his Stock and Investment Accounts shall be fully vested on the Participant’s 65th birthday, provided the Participant is employed by an Employer on or after that date. The Participant’s interest shall also be fully vested in the event that his employment is terminated by Disability or death or after reaching age 59 1/2 and the Participant qualifies for an immediate payable pension benefit under The Newark Group, Inc. Salaried Employees’ Pension Plan.

6.4 Full Vesting Upon Plan Termination. Notwithstanding section 6.1, each Participant’s interest in his Stock and Investment Accounts shall be fully vested upon termination of this Plan or upon the permanent and complete discontinuance of contributions by the Employers. In the event of a partial termination, each Participant’s interest shall be fully vested with respect to that part of the Plan which is terminated.

6.5 Forfeiture After Termination of Employment. If a Participant’s employment terminates before his interest in his Stock and Investment Accounts is fully vested that portion which is not vested shall be forfeited as soon as he has a 5 year Break in Service. If a terminated Participant has not received a distribution of his vested interest in the Plan and such Participant cannot be located by the Employer despite efforts to do so (including efforts to contact such Participant through the auspices of the Internal Revenue Service and the Social Security Administration) then, following a 5 year Break in Service, the Participant will be deemed to have forfeited his entire interest in the Plan, subject to restoration as provided in section 6.6.

6.6 Re-Employment or Location of Lost Participants and Restoration of Forfeitures. If a former Participant is reemployed by an Employer after incurring a 5 year Break in Service, but before he has received the distribution of his entire vested balance from his prior

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participation, the remaining vested balance shall be maintained as a fully vested sub-account within his Stock and Investment Accounts. This sub-account shall be combined with the Participant’s Stock and Investment Accounts upon the Participant becoming 100% vested in his Stock and Investment Accounts. If a Participant whose whereabouts were unknown, despite diligent efforts, makes a claim for benefits after his interest in the Plan was deemed to have been forfeited pursuant to section 6.5, then an amount equal to the vested portion of his Stock and Investment Accounts in the Plan shall be restored and credited to his Stock and Investment Accounts. If the forfeited portion of a Participant’s Stock and Investment Accounts is to be restored, the amount to be so restored shall be obtained from the amounts forfeited pursuant to section 6.5 during the Valuation Period in which the restoration is to be made. Notwithstanding any provision of the Plan to the contrary, if the aggregate amount to be so restored to the accounts of Participants during a Valuation Period exceeds the amount of such forfeitures during the Valuation Period, the Employers shall make a contribution in the amount of such excess. Any such contribution shall be made without regard to whether or not the Employers have current or accumulated profits.

6.7 Accounting for Forfeitures. A forfeiture shall be charged to the Participant’s Stock and Investment Accounts as of the first day of the Valuation Period in which the forfeiture occurs. Forfeitures shall be applied first to make any restoration of forfeitures required under section 6.6. Any remaining forfeitures shall be added to the contributions of the Employers which are to be allocated to other Participants pursuant to section 4.4 as of the last day of the Plan Year in which the forfeiture occurs.

6.8 Vesting and Nonforfeitability. A Participant’s interest in his Stock and Investment Accounts which has become vested shall be nonforfeitable except as provided in section 6.5.

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Section 7. Payment of Benefits.

7.1 Distributions Before May 1, 1991. Any Participant whose employment ends for any reason may receive the vested balance in his accounts as follows:

7.1-1 A Participant whose employment ends on or after his 65th birthday shall receive his benefits within 60 days after the end of the Plan Year in which his employment ends; and

7.1-2 A Participant who does not qualify under section 7.1-1 shall receive his vested benefits within 60 days after the end of the Plan Year in which he reaches 65 unless he elects to receive his benefits prior to that date pursuant to section 2.23A-4.

7.2 Distributions on or After May 1, 1991. In addition to the provisions of section 7.1-1, the following distribution rules shall apply:

7.2-1 A vested terminated Participant whose benefits are $3,500 or less ($5,000 for Plan Years beginning on and after May 1, 1998) shall be paid his benefits as soon as practicable after the annual valuation of the Trust Fund for the Plan Year in which his last allocation was made.

7.2-2 A vested terminated Participant whose benefits exceed $3,500 ($5,000 for Plan Years beginning on and after May 1, 1998) shall be paid his benefits within 60 days after the end of the Plan Year in which he attains age 65 unless he elects to receive his benefits prior to that date. The election must be made in writing and delivered to the Committee at least 10 days before the benefits would otherwise be payable. A Participant may modify such an election at any time, provided any new benefit commencement date is at least 90 days after a modified election is delivered to the Committee.

7.2-3 Notwithstanding the foregoing provisions to the contrary, any Stock acquired by the Plan in a sale to which section 1042 of the Code applies shall not be distributed to Participants before the lapse of three years from the date the Stock was acquired by the Plan unless the Stock is distributed on account of (a) the Participant

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terminating employment after age 59½, (b) the Participant’s Disability, or (c) if the Stock is not distributed before the Participant incurs a one year Break in Service, the Participant’s separation from service.

7.2-4 For purposes of this section and section 7.5, if the value of the Participant’s vested account balance is zero, the Participant shall be deemed to have received a distribution of such vested account balance on the date his employment ends.

7.3 Benefit Amounts. Except as otherwise provided in this section 7.3, a Participant’s benefits shall be calculated on the basis of the annual valuation of the Trust Fund pursuant to section 5.4 as of the most recent Valuation Date before the date of payment. Payment shall be made to a Participant within a reasonable time after such annual valuation. Effective for distributions beginning on and after May 1, 1992, a Participant may elect to receive a distribution of his vested benefits based on the most recent available annual valuation of the Trust Fund preceding the date of the Participant’s termination of employment provided, however, that the Participant affirmatively waives his right, if any, to any allocation for which he is otherwise eligible for any Plan Year following the Valuation Date to which such annual valuation relates. The total benefits will be paid in a single lump sum.

7.4 Benefits on a Participant’s Death. If a Participant’s employment is ended by death, or if a Participant has a vested interest under the Plan when his employment ends and he then dies before his benefits are paid, his vested interest in his accounts shall be paid to his Beneficiary. The benefits shall be calculated on the basis of the most recent Valuation Date before the date of payment. The benefits will generally be paid in a lump sum within 60 days after the Valuation period for the Plan Year in which the Participant died. In all events, all of the Participant’s interest in this Plan shall be completely distributed within five years after the date of his death, except if the Participant’s designated Beneficiary is his spouse, benefit payments need not begin until the date the Participant would have reached age 70½ and, if the spouse dies before such payments begin, the Participant’s interest in this Plan shall then be distributed pursuant to this section applied as if the spouse were the Participant. Further, for purposes of

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this section any benefits paid to a child of a Participant shall be treated as if they have been paid to the Participant’s spouse if the benefits will become payable to the spouse when the child reaches majority (or upon such other designated event permitted by regulations).

7.5 Distributions in Stock. A Participant’s benefits from his Stock and Investment Accounts shall be paid in whole shares of Stock. However, a Participant may elect to receive his benefits in cash. In connection with a distribution of Stock, the Committee shall cause the portion of the Participant’s Investment Account which is to be distributed to be converted into Stock at its current fair market value, with the resulting Stock being distributed to the Participant or his Beneficiary, along with the shares of Stock credited to the Participant’s Stock Account which is being distributed, provided, that the value of any fractional share of Stock shall be paid in cash. In connection with a distribution of cash, the Committee shall cause the portion of the shares of Stock credited to the Participants Stock Account to be converted into cash at the Stock’s current fair market value, with the resulting cash being paid to the Participant or his Beneficiary, along with the portion of the Participant’s Investment Account which is being distributed. Notwithstanding the foregoing, if an Employer’s certificate of incorporation or by-laws in effect at the time of distribution restrict the ownership of substantially all of the Employer’s Stock to its employees and to qualified retirement plans for the benefit of its employees, a Participant’s benefits attributable to the Employer’s Stock shall be paid in cash and neither the Participant nor his Beneficiary shall have any right to request that the benefits be paid in Stock.

7.6 Option to Have Company Purchase Stock. Any Participant or Beneficiary who receives Stock pursuant to section 7.5, the donees of a Participant or Beneficiary, and any person who receives Stock from a Participant or Beneficiary by reason of the Participant’s or Beneficiary’s death or incompetency shall have the right to require the Company to purchase the Stock for its current fair market value (the “put right”). This put right shall apply only to the extent that the Stock is not readily tradable on an established market in accordance with federal and state securities laws and regulations. The put right shall be exercisable with respect to all

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Stock received in the distribution by giving written notice to the Committee during the 60-day period following the date of distribution of the Stock and, if this put right is not exercised within such 60-day period, for an additional period of 60 days in the next following Plan Year (or such other period as described in regulations issued pursuant to section 409(h)(4) of the Code.) A put right may not be exercised unless all Stock in the Participant’s Stock Account is distributed and offered. If the put right is exercised, the Trustee may, in its sole discretion, assume the Company’s rights and obligations with respect to purchasing the Stock. The Company, or the Trustee if applicable, may elect to pay for the Stock in substantially equal periodic installments (not less frequent than annually) beginning no later than 30 days after the exercise of the put right and extending over a period not longer than five years from the date the put right is exercised, with interest at a reasonable rate; otherwise the Company, or the Trustee, if applicable, shall pay for the Stock not later than 30 days after the put right is exercised. If the Stock is to be paid for in installments, the Company or the Trustee, as the case may be, shall furnish the seller with adequate security, and the terms of the installment payments shall be set forth in a promissory note delivered to the seller with normal terms as to acceleration upon any uncured default. With the seller’s consent, the installment period may be extended to the earlier of 10 years from the exercise of the put right or the date on which all Stock Obligations related to the Stock have been satisfied, if that is longer than five years. Nothing contained herein shall be deemed to obligate an Employer to register any Stock under any federal or state securities law or to create a public market to facilitate transferability of Stock. The put right set forth in this section shall be nonterminable; the right shall continue in effect to the extent provided herein even though all Stock Obligations may have been repaid or this Plan ceases to be a qualified employee stock ownership plan.

For purposes of this section 7.6, the determination of the fair market value of stock shall be based upon a methodology consistent with that utilized in connection with the valuation of the Stock acquired by the Trust Fund on December 30, 1985 which methodology is set forth in the opinion of the advisor to the Trustee, dated December 30, 1985 or a similar

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valuation technique reflecting the basis of the original valuation, but shall not be less than the price per share paid on December 30, 1985 increased by the cumulative increase in the book value of such shares after December 30, 1985 (excluding the effect of any Stock Obligation and any net reductions to such book value) to the April 30 immediately preceding the date on which notice of exercise of the put right pursuant to section 7.6 is delivered to the Committee.

7.7 Restrictions on a Participant’s Disposition of Stock. Any Participant or Beneficiary who receives Stock pursuant to section 7.5, the donees of a Participant or Beneficiary, and any person who receives Stock from a Participant or Beneficiary by reason of the Participant’s or Beneficiary’s death or incompetency shall, prior to any sale or other transfer of the Stock and if at the time of the sale or other transfer the Stock is not publicly traded, first offer the Stock to the Company and the Plan at the greater of its current fair market value or an amount equal to any bona-fide written offer received from a prospective third-party buyer. This restriction shall apply to any transfer, whether voluntary, involuntary, or by operation of law, and whether for consideration or gratuitous. Either the Company or the trustee may accept the offer within 14 days after it is delivered. Any Stock distributed by the Plan shall bear a conspicuous legend describing the right of first refusal under this section as well as any other restrictions upon the transfer of the Stock pursuant to federal and state securities laws and regulations. Notwithstanding any provision of this Plan to the contrary, Stock acquired with proceeds of a Stock Obligation shall not be subject to any restrictions on transferability except to the extent set forth in this section; and this restriction shall be nonterminable even though the Stock Obligation may have been repaid or this Plan ceases to be a qualified employee stock ownership plan.

7.8 Delay in Benefit Determination. If the Committee is unable to determine the benefits payable to a Participant or Beneficiary on or before the latest date prescribed for payment pursuant to sections 7.1, 7.2 or 7.3, the benefits shall in any event be paid within 60 days after they can first be determined, with whatever makeup payments may be appropriate in view of the delay.

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7.9 Designation of Beneficiaries. A Participant may designate or change his Beneficiary at any time by giving a signed notice to the Committee. If any benefits remain payable at a time when there is no Beneficiary designated by the Participant to receive them, the benefits shall be paid to the Participant’s spouse, if living, or to the Participant’s issue, per stirpes, if the Participant is not survived by a spouse. The Committee may rely upon the advice of the Participant’s executor or administrator as to the identity and relationship of the Participant’s spouse and issue. If there shall not be any spouse or issue then living, the remaining benefits shall be paid to the estate of the last to die of the Participant or the person last receiving, or entitled to receive, the benefits. Notwithstanding any provision of this Plan to the contrary, any Beneficiary designation or change by a Participant which would result in the designation of a Beneficiary other than the Participant’s spouse shall not be effective unless (i) the Participant’s spouse consents to the designation or change (or has previously so consented) or (ii) it is established to the satisfaction of the Committee that the consent cannot be obtained because the Participant is not married, because the Participant’s spouse cannot be located or because of other such circumstances as may be prescribed in regulations. Any consent by a Participant’s spouse must be in writing, must acknowledge the effect of the designation or change being made by the Participant and that the spouse has the authority to limit the consent to the specific named Beneficiary, and must be notarized or witnessed by a member of the Committee.

7.10 Accounting for Benefit Payments. Any benefit payment shall be charged to the Participant’s accounts as of the first day of the Plan Year in which the payment is made.

7.11 Direct Rollover. This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this section 7.11, a Distributee may elect, at the time and in the manner prescribed by the Plan administrator, to have all or any Minimum Portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. Notwithstanding the foregoing, if a Participant’s distribution

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from the Plan for any Plan Year is expected to be less than $200, then such distribution shall be paid directly to the Participant.

In the event a Participant fails to direct the Plan administrator to make a Direct Rollover with respect to an Eligible Rollover Distribution within the time and in the manner prescribed, than the Plan administrator shall, instead, pay the Eligible Rollover Distribution to the Participant on the date the payment would otherwise commence, subject to such withholding for federal and state income tax as may apply.

This distribution is one to which sections 401(a)(11) and 417 of the Code do not apply.

No less than 30 days and no more than 90 days prior to the date of the Eligible Rollover Distribution, the Committee shall notify the Distributee in writing of: (1) the rules under which the Distributee may elect that the distribution be paid in the form of a Direct Rollover to and Eligible Retirement Plan; (2) the rules that require the withholding of tax on the distribution if it is not paid in a Direct Rollover; (3) the rules under which the Distributee may defer tax on the distribution if it is contributed in a rollover to an Eligible Retirement Plan within 60 days of the distribution; (4) if applicable, certain special rules regarding the taxation of the distribution as described in sections 402(d) and (e) of the Code; and (5) for distributions occurring after December 31, 2001, the provisions under which distributions from the Eligible Retirement Plan receiving the distribution may be subject to restrictions and tax consequences different from those applicable to distributions from the plan making such distribution. If the Distributee, after having received this written notice, affirmatively elects a distribution, the Committee may commence the distribution of benefits to the Distributee less than 30 days after such notice is provided, provided that the Committee provides information to the Distributee clearly indicating that he has a right to at least 30 days to consent to the distribution.

Notwithstanding the preceding paragraph, effective for Plan Years beginning on or after May 1, 2001, the Committee may provide the Distributee with a summary of the notice referred to in this section in lieu of the full notice, provided that the Committee furnishes the

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Distributee with such summary no less than 30 days and no more than 90 days prior to the date of the Eligible Rollover Distribution, and provided further, that if the Distributee, after receiving the summary requests, the Committee furnishes the Distributee with a full notice, at no charge to the Distributee, no less than 30 days prior to the date of the Eligible Rollover Distribution, unless the Distributee waives such 30-day requirement in the manner set forth above. Any summary provided by the Committee shall refer the Distributee to the most recent version of the notice and advise the Distributee that, upon request, a copy of the notice will be provided at no charge.

7.12 Definitions for Direct Rollover Provisions.

7.12-1 Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

(i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary or for a specified period of ten years or more;

(ii) any distribution to the extent such distribution is required under section 401(a)(9) of the Code;

(iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); and

(iv) any distribution to a Participant for any Plan Year which is expected to be less than $200.

7.12-2 Eligible Retirement Plan: An Eligible Retirement Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code,

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that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

For distributions made after December 31, 2001, an Eligible Retirement Plan shall additionally include an annuity contract described in section 403(b) of the Code, and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

7.12-3 Distributee: A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

7.12-4 Direct Rollover: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

7.12-5 Minimum Portion: A Minimum Portion of an Eligible Rollover Distribution is an amount of at least $500 or, if less, the entire Eligible Rollover Distribution.

7.13 Special Distribution Rules for Alternate Payees. Effective May 1, 1993 if the amount of the benefit to be distributed to an “alternate payee” pursuant to a Qualified Domestic Relations Order (as described in section 11.2 of the Plan) is $3,500 or less ($5,000 for Plan Years beginning on and after May 1, 1998), it will be paid to the “alternate payee” as soon as practicable after receipt of the Qualified Domestic Relations Order. If the benefit exceeds $3,500 ($5,000 for Plan Years beginning on and after May 1, 1998), then it will be paid as soon as practicable after the “alternate payee” requests a distribution or at the required beginning date imposed by section 401(a)(9) of the Code, if that date is earlier. In all circumstances, however,

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distributions to an “alternate payee” will be made without regard to the age or employment status of the Participant.

7.14 Required Minimum Distributions. The provisions of this section 7.14 apply to all distributions to a Participant and take precedence over any other inconsistent provisions of this Plan. All distributions required under this section 7.14 shall be made in accordance with section 401(a)(9) of the Code. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant’s Required Beginning Date; provided, however, that a Participant (other than a Five Percent Owner) who is employed by the Employer after his Required Beginning Date may, subject to such administrative procedures as the Committee may require, elect prior to his or her Required Beginning Date, and prior to each December 31st thereafter, to defer distribution of any minimum required distribution which would otherwise be made by such date.

With respect to distributions under the Plan made for any calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the regulations under section 401(a)(9) of the Code that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This paragraph shall continue in effect until the last day of the calendar year beginning before the effective date of the final regulations under section 401(a)(9) of the Code or such other date as may be specified in guidance published by the Internal Revenue Service.

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Section 8. Rules Governing Benefit Claims and Review of Appeals.

8.1 Claim for Benefits. Any Participant or Beneficiary qualifying for benefits shall file a claim with the Committee on an application form provided by the Committee. The claim, including any election of an alternative benefit form, shall be filed not later than 60 days after the benefits become payable. If a Participant or Beneficiary fails to file a claim by the date benefits become payable and does not request that payment be deferred for 60 days to permit the election of an alternative benefit form, he shall be presumed to have filed a claim for payment of the Participant’s benefits in the standard form prescribed by section 7.3 or 7.4.

8.2 Notification by Committee. Within 90 days after receiving a claim for benefits (or within 180 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary within 90 days after receiving the claim for benefits), the Committee shall notify the Participant or Beneficiary whether the claim has been approved or denied. If the Committee denies a claim in any respect, the Committee shall set forth in a written notice to the Participant or Beneficiary:

(i) each specific reason for the denial;

(ii) specific references to the pertinent Plan provisions on which the denial is based;

(iii) a description of any additional material or information which could be submitted by the Participant or Beneficiary to support his claim, with an explanation of the relevance of that material or information; and

(iv) an explanation of the claims review procedure described in section 9.3.

8.3 Claims Review Procedure. Within 60 days after a Participant or Beneficiary receives notice from the Committee that his claim for benefits has been denied in any respect, he may file with the Committee a written notice of appeal setting forth his reasons for disputing the Committee’s determination. In connection with the appeal the Participant or Beneficiary or his representative may inspect or purchase copies of pertinent documents and records to the extent not inconsistent with other Participants’ and Beneficiaries’ privacy rights. Within 60 days after receiving a notice of appeal from a prior determination (or within 120 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary and his representative within 60 days after receiving the notice of appeal), the Committee shall furnish to the Participant or Beneficiary and his representative, if any, a written statement of the Committee’s final decision with respect to his claim, including the reasons for the decision and the particular Plan provisions upon which it is based.

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Section 9. The Committee and Its Functions.

9.1 The Committee. The exclusive responsibility and authority to control and manage the operation and administration of the Plan, except to the extent such responsibility and authority are otherwise specifically (i) allocated to the Company or the Trustee under the Plan and Trust Agreement, (ii) delegated to other persons by the Committee or (iii) allocated to other parties by operation of law, shall be vested in the Committee. The Committee also shall be the “plan administrator” within the meaning of ERISA. The Committee shall have no investment responsibility with respect to the Trust Fund except to the extent, if any, specifically provided in the Trust Agreement. The Committee shall consist of one or more individuals selected by the board of directors of the Company. Any individual, including but not limited to a director, shareholder, officer, or employee of an Employer, shall be eligible to serve on the Committee. The board shall designate which individual is to be the chairperson and which individual is to be the secretary of the Committee. The board shall have the power to remove any member of the Committee at any time without cause and without notice, and any member may resign at any time upon five days notice to the board. The board shall notify the Trustee of any change in the membership of the Committee. The secretary shall keep whatever records may be necessary to implement the Plan, shall furnish to the Trustee whatever information may be necessary to properly administer the Trust, and shall see to the filing with the appropriate government agencies of all reports and returns required of the Committee as the plan administrator under ERISA and other laws.

9.2 Power of Delegation. The Committee shall have the power to designate one or more persons, other than a member of the Committee, to whom the Committee may delegate, and among whom the Committee may allocate, specified fiduciary responsibilities (other than any responsibility to manage or control the assets of the Plan). Any designation shall be in writing and shall specify the person so designated, the fiduciary responsibilities being delegated, and the terms of the delegation. Without the express approval of the board of directors of the Company, the Committee shall not enter into any delegation under this section

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which does not provide for the termination thereof by the Committee upon reasonable notice to such person. Without limiting the generality of the foregoing, the Committee shall have the power to delegate, in accordance with the foregoing provisions of this section, to one or more persons, the authority to (i) determine the amount of benefits due to any person under the Plan, (ii) to execute, in the name and on behalf of the Committee, any direction for payment of any benefit under the Plan and (iii) to maintain records and accounts.

9.3 Ministerial Plan Services. The Committee may designate any employee of the Company or any other Employer or any other person to perform ministerial services in the administration of the Plan. The Committee shall furnish any such person with such framework or policies, interpretations, rules, practices and procedures as the Committee shall deem necessary or appropriate. The Committee may rely on any information, data, statistics, reports or analyses furnished by any such person.

9.4 Power to Construe. The Committee shall have the power to construe, interpret and apply the provisions of the Plan, except to the extent such power is otherwise specifically allocated to the Company, the Employers, or the Trustee under the Plan and Trust Agreement or allocated to other parties by operation of law. The Committee shall have the power to determine any questions of fact which may arise under the Plan.

9.5 Power to Direct Disbursements. The Committee shall have authority to direct the Trustee with respect to any payments or disbursements from, or contributions to, the Plan.

9.6 Power to Make Rules. The Committee shall adopt such rules and regulations of uniform applicability as it deems necessary or appropriate for the proper administration and interpretation of the Plan, including, but not limited to, rules governing the manner in which the Committee shall act and manage its affairs.

9.7 Valuation of Stock. The Trustee shall determine in its best judgment the fair market value of Stock from time to time as may be necessary for any purpose under the Plan,

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and shall obtain and be protected in relying upon whatever expert assistance may be required for its determination.

9.8 Voting of Stock. Notwithstanding the Trustee’s general authority to vote any Stock held by the Plan, each Participant or Beneficiary shall be entitled to direct the Trustee on how to vote the shares of Stock allocated to his Stock Account with respect to any corporate matter on which such Stock in entitled to vote, provided, however, that the Company has a registration-type class of securities within the meaning of section 409(e)(4) of the Code. If, however, the Company does not have a registration-type class of securities, then each Participant or Beneficiary shall be entitled to direct the Trustee to vote the shares of Stock allocated to his Stock Account with respect to corporate matters which involve the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such other transactions as may be prescribed in regulations pursuant to section 409(e)(3) of the Code.

9.9 Compliance with ERISA and Manner of Exercise of Powers and Authority. The Committee shall perform all acts necessary to comply with ERISA. Each member of the Committee shall discharge his powers and authority under the Plan in good faith and in accordance with the applicable requirements of ERISA.

9.10 Action by Committee. The Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may determine from time to time. All resolutions or other actions taken by the Committee shall be by the affirmative vote of a number of members which is a majority of the total number of members at that time appointed. The Committee may act without a meeting by written assent of all members of the Committee at that time appointed.

9.11 Service in Various Fiduciary Capacities. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan, and any fiduciary may

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serve as such in addition to being a shareholder, director, partner, officer, employee, agent or other representative of a party in interest (as defined in section 3(14) of ERISA).

9.12 Retention of Advisors and Servicers. The Committee may employ one or more persons to render advice with regard to any responsibility assumed by it under the Plan or ERISA. The Committee shall have the authority to retain such clerical, legal, accounting, actuarial and other services as it may deem necessary or appropriate in exercise of its authority hereunder.

9.13 Reports of the Committee. The Committee shall report to the board of directors of the Company, not less often than annually, on the performance of its responsibilities and on the performance of any persons to whom any of its powers and responsibilities may have been delegated pursuant to section 9.2.

9.14 Responsibilities to Participants. The Committee shall determine which Employees are to enter the Plan. The Committee shall be responsible for furnishing to each eligible Employee whatever summary plan descriptions, summary annual reports, and other notices and information as may be required under ERISA. The Committee also shall determine when a Participant or his Beneficiary qualifies for benefits under the Plan. The Committee shall furnish to each Participant or Beneficiary whatever information is required under ERISA or is otherwise appropriate to enable the Participant or Beneficiary to make whatever elections may be available pursuant to section 7, and the Committee shall provide for the payment of benefits in the proper form and amount from the assets of the Trust Fund. The Committee shall exercise in good faith its authority to approve or disapprove elections by Participants and Beneficiaries which are subject to its approval, and may decide in its sole discretion to permit modifications of elections and to defer or accelerate benefits to the extent consistent with applicable law and the best interests of the persons concerned.

9.15 Alternative Payees in the Event of Incapacity. If the Committee finds at any time that an individual qualifying for benefits under this Plan is a minor or is incompetent, the Committee may direct the benefits to be paid, in the case of a minor, to his parents, his legal

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guardian, a custodian for him under the Uniform Gifts to Minors Act of the state of which he is a resident, or the person having actual custody of him, or, in the case of an incompetent, to his spouse, his legal guardian, or the person having actual custody of him, the payments to be used for the individual’s benefit. The Committee and the Trustee, shall not be obligated to inquire as to the actual use of the benefits by the person receiving them under this section, and any such payment shall completely discharge the obligations of the Plan, the Trustee, the Committee and the Employers, to the extent of the payment.

9.16 Reimbursement and Indemnification by Company. A member of the Committee shall be compensated by the Company for his services as a member of the Committee only as may be determined from time to time by the board of directors of the Company, but he shall in any event be fully reimbursed for expenses incurred in connection with administering the Plan. Further, a member shall be indemnified and held harmless by the Company to the fullest extent permitted by law against any and all costs, damages, expenses, and liabilities reasonably incurred by or imposed upon him in connection with any claim made against him or in which he may be involved by reason of his being, or having been, a member of the Committee, to the extent such amounts are not paid by insurance.

9.17 Nonparticipation by Interested Member. Any member of the Committee who also is a Participant shall take no part in any determination specifically relating to his own participation or benefits, unless his abstention would leave the Committee incapable of acting on the matter.

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Section 10. Adoption, Amendment or Termination of the Plan.

10.1 Adoption of Plan by Other Employers. With the consent of the Company, any entity may become a participating Employer under the Plan by (i) taking such action as shall be necessary to adopt the Plan, (ii) filing with the Committee a duly certified copy of the Plan as adopted by the entity, (iii) becoming a party to the Trust Agreement establishing the Trust Fund, and (iv) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to the entity’s employees.

10.2 Adoption of Plan by Successor. In the event that any Employer shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that an entity other than an Employer shall succeed to all or substantially all of the Employer’s business, the successor entity may be substituted for the Employer under the Plan by adopting the Plan and becoming a party to the Trust Agreement. Contributions by the Employer shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of the successor entity for the Employer under the Plan becomes effective. If, within 90 days following the effective date of any such reorganization, the successor entity shall not have elected to become a party to the Plan, or, if the Employer shall adopt a plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to Employees of the Employer as of the close of business on the 90th day following the effective date of the reorganization, or as of the close of business on the date of adoption of a plan of complete liquidation, as the case may be.

10.3 Plan Restatement Subject To Qualification. In the event that this restated Plan is held by the Internal Revenue Service not to qualify under section 401(a) of the Code, the Plan may be amended retroactively to the earliest date permitted by U.S. Treasury regulations in order to secure qualification under section 401(a). In the event that this restated Plan is amended after its qualification and the Plan as amended is held by the Internal Revenue Service not to qualify under section 401(a), the amendment may be modified retroactively to the earliest date

10-1

permitted by U.S. Treasury regulations in order to secure approval of the amendment under section 401(a).

10.4 Right to Amend or Terminate. The Company intends to continue the Plan as a permanent program. However, each participating Employer separately reserves the right to suspend, supersede, or terminate the Plan at any time and for any reason, as it applies to that Employer’s Employees, and the Company reserves the right to amend, suspend, supersede, merge, consolidate, or terminate the Plan at any time and for any reason, as it applies to the Employees of all Employers. Any amendment, suspension, supersession, merger, consolidation or termination of the Plan shall be authorized by a written resolution of the Executive Committee of the board of directors of the Company or an Employer, as applicable. No amendment, suspension, supersession, merger, consolidation, or termination of the Plan shall reduce any Participant’s or Beneficiary’s proportionate interest in the Trust Fund, decrease his account balance or eliminate an optional form of benefit (as defined in section 411(d)(6) of the Code) with respect to benefits attributable to service prior to the amendment or divert any portion of the Trust Fund to purposes other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan. Moreover, there shall not be any transfer of assets to a successor plan or merger or consolidation with another plan unless, in the event of the termination of the successor plan or the surviving plan immediately following such transfer, merger, or consolidation, each participant or beneficiary would be entitled to a benefit equal to or greater than the benefit he would have been entitled to if the plan in which he was previously a participant or beneficiary had terminated immediately prior to such transfer, merger, or consolidation. Following a termination of this Plan by the Company, the Trustee shall continue to administer the Trust and pay benefits in accordance with the Plan as amended from time to time and the Committee’s instructions.

10-2

Section 11. Miscellaneous Provisions.

11.1 Plan Creates No Employment Rights. Nothing in this Plan shall be interpreted as giving any Employee the right to be retained by an Employer, or as limiting or affecting the rights of an Employer to control its Employees or to modify or terminate the employment of any Employee at any time and for any reason, subject to any applicable employment or collective bargaining agreements.

11.2 Nonassignability of Benefits. Except as provided in this section, no assignment, pledge, or other anticipation of benefits from the Plan will be permitted or recognized by the Employers, the Committee, or the Trustee. Moreover, benefits from the Plan shall not be subject to attachment, garnishment, or other legal process for debts or liabilities of any Participant or Beneficiary, to the extent permitted by law. However, the preceding shall not apply to a Qualified Domestic Relations Order (within the meaning of section 414(p) of the Code), that is, a judgment, decree, or order (including approval of a property settlement agreement) which (i) relates to the provision of child support, alimony, or marital property rights to a spouse, former spouse, child or other dependent of a Participant (an “alternate payee”), (ii) creates or recognizes the existence of an alternate payee’s right to, or assigns to an alternate payee the right to, receive all or a portion of the Participant’s benefits, (iii) is made pursuant to a State domestic relations law (including a community property law), and (iv) otherwise satisfies the requirements of section 414(p) of the Code and the regulations thereunder. In accordance with the requirements of section 414(p) of the Code, the Committee shall establish reasonable procedures for notifying a Participant and his alternate payees of the receipt of a possible Qualified Domestic Relations Order, determining whether the order is a Qualified Domestic Relations Order, investing in a segregated account any amounts which may become payable under the order to an alternate payee, and disposing of the segregated account.

Notwithstanding any provision of the Plan to the contrary, with respect to certain judgments, orders, decrees and/or settlements issued or entered into on or after August 5, 1997,

11-1

this section 11.2 shall not preclude any offset of a Participant’s benefits in an amount which a Participant is required to pay to the Plan in accordance with section 401(a)(13) of the Code.

11.3 Limit of Employer Liability. The liability of an Employer with respect to Participants under this Plan shall be limited to making such voluntary contributions to the Trust as may have been determined from time to time by its board of directors in accordance with section 4.1. Participants and Beneficiaries shall look solely to the Trust Fund for the payment of any benefits.

11.4 Interpretation of Provisions. The Employers intend this Plan and the Trust to be a qualified stock bonus plan under section 401(a) of the Code and of the Code and to satisfy any applicable requirements under ERISA. Accordingly, the Plan and Trust Agreement shall be interpreted and applied in a manner consistent with this intent and shall be administered at all times and in all respects in a nondiscriminatory manner.

11.5 Number and Gender. Any use of the singular shall be interpreted to include the plural and the plural the singular. Any use of the masculine, feminine or neuter shall be interpreted to include the masculine, feminine or neuter, as the context shall require.

11.6 Nondiversion of Assets. Except as provided in section 4.1, under no circumstances shall any portion of the Trust Fund be diverted to or used for any purpose other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan.

11.7 Separability of Provisions. If any provision of this Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

11.8 Service of Process. The agent for the service of process upon the Plan shall be the president of the Company, or such other person as may be designated from time to time by the board of directors of the Company.

11-2

11.9 Military Service. Notwithstanding any provision of the Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

11-3

C O N T E N T S

Page No.
Section 1.	Plan Identity	1-1
1.1	Name	1-1
1.2	Purpose	1-1
1.3	Effective Date	1-1
1.4	Fiscal Period	1-1
1.5	Single Plan for All Employers	1-1
1.6	Relationship to Prior Plan	1-2

Section 2.	Definitions	2-1

Section 3.	Eligibility for Participation	3-1

3.1	Eligibility and Entry Dates	3-1
3.2	Definition of Eligibility Year	3-2
3.3	Certain Employees Ineligible	3-2
3.4	Waiver of Participation	3-3
3.5	Periods of Eligibility	3-3
3.6	Reclassified Employees	3-3

Section 4.	Trust Fund, Contributions by Employers, and Allocations of Contributions and Forfeitures	4-1

4.1	Employer Contributions and Trust Fund	4-1
4.2	Active Participants	4-1
4.3	Release of Stock for Allocation	4-2
4.4	Allocation to Active Participant’s Accounts	4-2
4.5	Definition of Compensation	4-4
4.6	Overall Annual Limitation	4-5
4.7	Overall Cumulative Limitation	4-6
4.8	Effect of Limitations	4-9

Section 5.	Plan Accounts and Adjustments	5-1

5.1	Stock and Investment Accounts	5-1
5.2	Unallocated Stock Accounts	5-1
5.3	Treatment of Expenses	5-1
5.4	Adjustments for Transactions	5-1
5.5	Adjustment for Net Changes in Assets	5-1

Section 6.	Vesting and Forfeitures	6-1

6.1	Vesting Schedule	6-1
6.2	Computation of Vesting Years	6-2
6.3	Full Vesting Upon Certain Events	6-4
6.4	Full Vesting Upon Plan Termination	6-4
6.5	Forfeiture After Termination of Employment	6-4

-i-

6.6	Re-Employment or Location of Lost Participants and Restoration of Forfeitures	6-4
6.7	Accounting for Forfeitures	6-5
6.8	Vesting and Nonforfeitability	6-5

Section 7.	Payment of Benefits	7-1

7.1	Distributions Before May 1, 1991	7-1
7.2	Distributions on or After May 1, 1991	7-1
7.3	Benefit Amounts	7-2
7.4	Benefits on a Participant’s Death	7-2
7.5	Distribution in Stock	7-3
7.6	Option to Have Company Purchase Stock	7-3
7.7	Restriction on a Participant’s Disposition of Stock	7-5
7.8	Delay in Benefit Determination	7-5
7.9	Designation of Beneficiaries	7-6
7.10	Accounting for Benefit Payments	7-6
7.11	Direct Rollover	7-6
7.12	Definitions for Direct Rollover Provisions	7-8
7.13	Special Distribution Rules for Alternate Payees	7-9
7.14	Minimum Required Distributions	7-10

Section 8.	Rules Governing Benefit Claims and Review of Appeals	8-1

8.1	Claim for Benefits	8-1
8.2	Notification by Committee	8-1
8.3	Claims Review Procedure	8-1

Section 9.	The Committee and Its Functions	9-1

9.1	The Committee	9-1
9.2	Power of Delegation	9-1
9.3	Ministerial Plan Services	9-2
9.4	Power to Construe	9-2
9.5	Power to Direct Disbursements	9-2
9.6	Power to Make Rules	9-2
9.7	Valuation of Stock	9-2
9.8	Voting of Stock	9-3
9.9	Compliance with ERISA and Manner of Exercise of Powers and Authority	9-3
9.10	Action by Committee	9-3
9.11	Service in Various Fiduciary Capacities	9-3
9.12	Retention of Advisors and Servicers	9-4
9.13	Reports of the Committee	9-4
9.14	Responsibilities to Participants	9-4
9.15	Alternative Payees in the Event of Incapacity	9-4

-ii-

9.16	Reimbursement and Indemnification by Company	9-5
9.17	Nonparticipation by Interested Member	9-5

Section 10.	Adoption, Amendment or Termination of the Plan	10-1

10.1	Adoption of Plan by Other Employers	10-1
10.2	Adoption of Plan by Successor	10-1
10.3	Plan Restatement Subject to Qualification	10-1
10.4	Right to Amend or Terminate	10-2

Section 11.	Miscellaneous Provisions	11-1

11.1	Plan Creates No Employment Rights	11-1
11.2	Nonassignability of Benefits	11-1
11.3	Limit of Employer Liability	11-2
11.4	Interpretation of Provisions	11-2
11.5	Number and Gender	11-2
11.6	Nondiversion of Assets	11-2
11.7	Separability of Provisions	11-2
11.8	Service of Process	11-2
11.9	Military Service	11-3

-iii-

AMENDMENT TO

THE NEWARK GROUP, INC. EMPLOYEES’

STOCK OWNERSHIP PLAN

AMENDMENT, dated this              day of                      2003, to The Newark Group, Inc. Employees’ Stock Ownership Plan (the “Plan”), as amended and restated effective May 1, 1997.

W I T N E S S E T H :

WHEREAS, The Newark Group, Inc. (the “Company”) sponsors and maintains the Plan; and

WHEREAS, the Company desires to amend the Plan to incorporate certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 and certain other regulatory changes governing tax-qualified plans; and

WHEREAS, Section 10.4 of the Plan reserves to the Company the right to amend the Plan at any time;

NOW, THEREFORE, the Plan is hereby amended as follows:

FIRST

Section 2.8A of the Plan is hereby added to provide as follows:

“2.8A ‘Disability Review Board’ means the entity described in section 9.1A of the Plan which is responsible for reviewing the Committee’s decision to deny a claim involving disability benefits, as provided by section 8.3A of the Plan.”

SECOND

The last paragraph of Section 2.28-4 of the Plan is hereby amended in its entirety to read as follows:

“The aggregated benefits for any Employee shall include all plan distributions made with respect to the Employee during the five years ending on the determination date. Notwithstanding the foregoing, effective for Plan Years beginning on and after May 1, 2002, the aggregated benefits of any Employee as of the determination date shall be increased by distributions made with respect to such Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the one-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death or disability, this provision shall be applied by substituting ‘five-year period’ for ‘one-year period.’”

THIRD

Section 4.5 of the Plan is hereby amended by adding the following paragraph at the end thereof:

“Notwithstanding the foregoing, the annual Compensation of a Participant taken into account under the Plan in determining allocations for Plan Years beginning on and after May 1, 2002 shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code.”

FOURTH

Section 7.12-2 of the Plan is hereby amended by adding the following sentence at the end of the last paragraph thereof:

“This definition of Eligible Retirement Plan shall also apply in the case of distributions made after December 31, 2001 to a surviving spouse of a deceased Participant and to a spouse or former spouse who is an alternate payee under a qualified domestic relations order (as defined in section 414(p) of the Code).”

FIFTH

Section 8.2 of the Plan is hereby amended by replacing the parenthetical phrase in the first sentence thereof with the following:

“(or within 180 days, if special circumstances require an extension of time, and written notice explaining the special circumstances and the expected date of a decision is furnished to the Participant or Beneficiary within 90 days after receiving the claim for benefits)”

SIXTH

Section 8.2(iv) of the Plan is hereby amended in its entirety to provide as follows:

“(iv)	an explanation of the claims review procedures and the time limits applicable to such procedures, including a statement of the right of the Participant or Beneficiary to bring a civil action under section 502(a) of ERISA following a denial of a claim upon review.”

SEVENTH

Section 8.2A of the Plan is hereby added to provide as follows:

“8.2A Notification by Committee — Approval or Denial of Claim Involving Disability Benefits. Notwithstanding anything contained in section 8.2 of the Plan to the contrary, the Committee shall notify the Participant or Beneficiary whether a claim involving disability benefits has been approved or denied within 45 days after receiving the claim. This period of time may be extended for up to 30 days, provided an extension is necessary due to matters beyond the control of the Committee and written notice of the extension is furnished to the Participant or Beneficiary prior to the expiration of the 45-day period. This 30-day extension period may itself be extended for up to 30 additional days, provided an additional extension is necessary due to matters beyond the control of the Committee and written notice of the extension is furnished to the Participant or Beneficiary prior to the expiration of the first 30-day period.

Any notice of extension shall explain the matters beyond the control of the Committee requiring an extension and the expected date of a decision, and shall further describe the standards on which entitlement to disability benefits is based, any unresolved issues preventing a decision and any additional information needed to resolve those issues; if additional information is needed, the Participant or Beneficiary shall be afforded at least 45 days to provide the information.

If the Committee denies a claim in any respect, the Committee shall set forth in a written notice to the Participant or Beneficiary the following information, in addition to the information set forth in section 8.2(i)-(iv) of the Plan:

(i)	If an internal rule or guideline was relied upon in denying the claim, either the specific rule or guideline, or a statement that such rule or guideline was relied upon in denying the claim, and that a copy of such rule or guideline will be provided to the Participant or Beneficiary free of charge and upon request; and

(ii)	if the denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the clinical judgment for the determination, applying the terms of the Plan to the medical circumstances of the Participant or Beneficiary, or a statement that such explanation will be provided to the Participant or Beneficiary free of charge and upon request.”

EIGHTH

Section 8.3 of the Plan is hereby amended in its entirety to provide as follows:

“8.3 Claims Review Procedure. Within 60 days after a Participant or Beneficiary receives notice from the Committee that his claim for benefits has been denied in any respect, he may file with the Committee a written request for review setting forth his reasons for disputing the Committee’s decision.

In connection with the review, the Participant or Beneficiary shall be provided, upon request and free of charge, reasonable access to copies of all documents, records and other information relating to the claim (to the extent not inconsistent with the privacy rights of other Participants and Beneficiaries).

The Participant or Beneficiary may submit written comments, documents and other information relating to the claim. The review of the claim shall take into account all comments, documents, records and other information submitted, regardless of whether they were initially submitted with respect to the claim.

Within 60 days after receiving a written request for review of a prior decision (or within 120 days, if special circumstances require an extension of time, and written notice explaining the special circumstances and the expected date of a decision upon review is furnished to the Participant or Beneficiary within 60 days after receiving the written request for review), the Committee shall furnish to the Participant or Beneficiary written notice of the Committee’s final decision upon review with respect to the claim; if the Committee’s final decision upon review is to deny the claim in any respect, the written notice shall contain the following information:

(i)	each specific reason for the denial;

(ii)	specific references to the pertinent Plan provisions on which the denial is based;

(iii)	a statement that the Participant or Beneficiary shall be provided upon request and free of charge reasonable access to and copies of all documents, records and other information relating to the claim, to the extent not inconsistent with the privacy rights of other Participants and Beneficiaries; and

(iv)	the right of the Participant or Beneficiary to bring an action under section 502(a) of ERISA.”

NINTH

Section 8.3A of the Plan is hereby added to provide as follows:

“8.3A Claims Review Procedure — Review of Claim Involving Disability Benefits. Notwithstanding anything contained in section 8.3 of the Plan to the contrary, within 180 days after a Participant or Beneficiary receives notice from the Committee that a claim involving disability benefits has been denied in any respect, he may file with the Disability Review Board a written request for review setting forth his reasons for disputing the Committee’s decision. The review shall not afford deference to the Committee’s decision.

In reviewing any decision based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, the

Disability Review Board shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. This health care professional shall neither be an individual consulted in connection with the decision that is the subject of the review, nor be the subordinate of such individual.

In connection with the review, the Participant or Beneficiary shall be provided with the identification of any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claim denial, without regard to whether the advice was relied upon in denying the claim. The Participant or Beneficiary shall also be provided, upon request and free of charge, reasonable access to copies of all documents, records and other information relating to the claim (to the extent not inconsistent with the privacy rights of other Participants and Beneficiaries).

The Participant or Beneficiary may submit written comments, documents and other information relating to the claim. The review of the claim shall take into account all comments, documents, records and other information submitted, regardless of whether they were initially submitted with respect to the claim.

Within 45 days after receiving after receiving a written request for review of the Committee’s decision (or within 90 days, if special circumstances require an extension of time, and written notice explaining the special circumstances and the expected date of a decision upon review is furnished to the Participant or Beneficiary within 45 days after receiving the written request for review) the Disability Review Board shall furnish to the Participant or Beneficiary written notice of the Disability Review Board’s final decision upon review with respect to the claim; if the Disability Review Board’s final decision upon review is to deny the claim in any respect, the written notice shall contain the information set forth in section 8.2A(i)-(ii) and 8.3(i)-(iv) of the Plan.”

TENTH

Section 9.1A of the Plan is hereby added to provide as follows:

“9.1A The Disability Review Board. The Disability Review Board shall consist of one or more individuals selected by the Board of Directors. Any individual shall be eligible to serve on the Disability Review Board, including but not limited to a director, shareholder, officer, or employee of an Employer. Notwithstanding the foregoing, however, an individual is not eligible to serve on the Disability Review Board if such individual is a member of the Committee that denied the claim under review, or is a subordinate of a member of the Committee that denied the claim under review.

Any member of the Disability Review Board may at any time resign by giving to the Company and to the remaining members of the Disability Review Board, if any, then acting hereunder written notice of such resignation; any such resignation shall become effective upon the last business day of the calendar month next succeeding the calendar month in which such notice shall be received by the Company or on such earlier date as the Company may determine. The Board may at any time remove any or all of the members of the Disability Review Board then acting hereunder by giving written notice of such removal to all of the members of the Disability Review Board then acting hereunder; any such removal shall become effective immediately upon the delivery of such notice to the member of the Disability Review Board so removed or on such later date as may be specified in such notice.

If the Disability Review Board consists of two or more individuals, the chairperson of the Disability Review Board and the secretary of the Disability Review Board shall be designated by the Board of Directors in its discretion. The secretary shall keep whatever records may be necessary to implement the Plan, and shall furnish to the Trustee whatever information may be necessary to properly administer the Trust.

The Disability Review Board shall hold meetings upon such notice, at such place or places, and at such time or times as is necessary to comply with section 8.3A of the Plan. All resolutions or other actions taken by the Disability Review Board shall be by an affirmative vote of a number of members which is a majority of the total number of members at that time appointed. The Disability Review Board may act without a meeting by written assent of all members of the Disability Review Board at that time appointed.

The Disability Review Board shall have the power and discretion to construe, interpret and apply the provisions of the Plan, except to the extent such power is otherwise specifically allocated to the Company, the Employers, the Committee or the Trustee under the Plan and Trust Agreement or allocated to other parties by operation of law. The Disability Review Board shall have the power and discretion to determine any questions of fact which may arise under the Plan.”

ELEVENTH

Each of AMENDMENTS FIRST, FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH and TENTH is effective for new claims filed on or after January 1, 2002. Each of AMENDMENTS SECOND, THIRD and FOURTH is effective as of the date specified therein.

IN WITNESS WHEREOF, this Amendment has been executed by the undersigned officer of the Company as evidence of its adoption effective as of the date first above written.

THE NEWARK GROUP, INC.

By:
Name:
Title:

WITNESS:

AMENDMENT TO

THE NEWARK GROUP, INC.

EMPLOYEES’ STOCK OWNERSHIP PLAN

AMENDMENT, dated this              day of                  2004, to The Newark Group, Inc. Employees’ Stock Ownership Plan (the “Plan”).

W I T N E S S E T H :

WHEREAS, The Newark Group, Inc. (the “Company”) sponsors and maintains the Plan; and

WHEREAS, the Company desires to amend the Plan to incorporate final IRS regulations governing the payment of “required minimum distributions,” by adopting with only minor changes the model amendment published in IRS Revenue Procedure 2002-29; and

WHEREAS, Section 10.4 of the Plan reserves to the Company the right to amend the Plan at any time;

NOW, THEREFORE, the Plan is hereby amended as follows:

FIRST

The second paragraph of Section 7.14 of the Plan is hereby amended in its entirety to provide as follows:

“Effective January 1, 2001, any distributions required by section 401(a)(9) of the Code will be made in accordance with the regulations proposed on January 17, 2001; provided, however, that effective January 1, 2003, any distributions required by section 401(a)(9) of the Code shall be made in accordance with Appendix A of this Plan.”

SECOND

Appendix A, attached hereto, is hereby added to the Plan.

THIRD

Each of the foregoing Amendments is effective as of the dates specified therein.

IN WITNESS WHEREOF, this Amendment has been executed by the undersigned officer of the Company as evidence of its adoption effective as of the date first above written.

THE NEWARK GROUP

By:
Name:
Title:

WITNESS:

APPENDIX A

REQUIRED MINIMUM DISTRIBUTIONS

Section 1.	General Rules.

1.1. Effective Date. The provisions of this Appendix A will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

1.2. Precedence. The requirements of this Appendix A will take precedence over any inconsistent provisions of the Plan.

1.3. Requirements of Treasury Regulations Incorporated. All distributions required under this Appendix A will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Internal Revenue Code.

Section 2.	Time and Manner of Distribution.

2.1. Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

2.2. Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(b)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, then the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2.2, other than Section 2.2(a), will apply as if the surviving spouse were the Participant.

For purposes of this Section 2.2 and Section 4, unless Section 2.2(d) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 2.2(a).

2.3. Forms of Distribution. Unless the Participant’s interest is distributed in the form of a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 3 and 4 of this Appendix A.

Section 3.	Required Minimum Distributions During Participant’s Lifetime.

3.1. Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(a)	the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(b)	if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

3.2. Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

Section 4.	Required Minimum Distributions After Participant’s Death.

4.1. Death On or After Date Distributions Begin.

(a)

Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the

Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(1)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(b)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

4.2. Death Before Date Distributions Begin.

(a)	Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 4.1.

(b)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 2.2(a), this Section 4.2 will apply as if the surviving spouse were the Participant.

Section 5.	Definitions.

5.1. Designated Beneficiary. The individual who is designated as the Beneficiary under Sections 2.2 and 7.9 of the Plan and is the Designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

5.2. Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 2.2. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

5.3. Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

5.4. Participant’s Account Balance. The Account Balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (“Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Account Balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

5.5. Required Beginning Date. The date specified in Section 2.23A of the Plan.

This TRUST AGREEMENT dated April 22, 2002,

BETWEEN	THE NEWARK GROUP, INC., a corporation of the State of New Jersey (the “Company”),

AND	EDWARD K. MULLEN, ROBERT H. MULLEN and FRED G. von ZUBEN (hereinafter collectively called the “Trustee”),

W I T N E S S E T H   T H A T

WHEREAS, effective January 1, 1985, the Company adopted The Newark Group, Inc. Employees’ Stock Ownership Plan (hereinafter the “Plan”); and

WHEREAS, coincident with the establishment of the Plan, the Company executed a trust agreement (hereinafter the “Prior Trust Agreement”) for the purpose of funding retirement benefits provided by the Plan; and

WHEREAS, in Section 7.1 of the Prior Trust Agreement, the Company reserved the right to amend the Prior Trust Agreement at any time and for any reason by resolution of its board of directors, provided such amendment does not divert any part of the Trust Fund for purposes other than for the exclusive benefit of the Participants and Beneficiaries; and

WHEREAS, the Company has amended and restated the Plan effective May 1, 1997, and now desires and has resolved to amend and restate the Prior Trust Agreement;

NOW, THEREFORE, in consideration of the appointment of Edward K. Mullen, Robert H. Mullen and Fred G. von Zuben as Trustee and in consideration of the premises and covenants contained herein, the Company and the Trustee hereby agree to amend the Prior Trust Agreement effective as of May 1, 2002, by substituting the following Trust Agreement in lieu thereof in its entirety:

Creation of Trust.

Trustees. Each of Edward K. Mullen, Robert H. Mullen and Fred G. von Zuben shall be a trustee of the Trust Fund created in accordance with and in furtherance of the Plan, and shall serve as a trustee until his removal or resignation in accordance with section 6 hereof. The date on which any person’s trusteeship commences and the date on which it terminates shall be set forth on Schedule A, annexed hereto.

Trust Fund. The Trustee hereby acknowledges its retention of the assets comprising the Trust Fund created under the Plan, and agrees to accept additional contributions from the Employers and amounts which have been distributed to Participants from other qualified retirement plans from time to time in accordance with the terms of the Plan. All such property and contributions, together with income thereon and increments thereto, shall constitute the “Trust Fund” to be held in accordance with the terms of this Trust Agreement.

Incorporation of Plan. The instrument entitled “The Newark Group, Inc. Employees’ Stock Ownership Plan” is incorporated herein by reference, and this Trust Agreement shall be interpreted consistently with that Plan. All words and phrases defined in that Plan shall have the same meaning when used in this Trust Agreement.

Name. The name of this trust shall be “The Newark Group, Inc. Employees’ Stock Ownership Plan-Trust.”

Nondiversion of Assets. In no event shall any part of the corpus or income of the Trust Fund be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan.

Investment of Trust Fund and Administrative Powers of the Trustee.

Investment Policy. The basic investment policy of the Plan and this Trust shall be to invest primarily in and hold Stock of the Employers for the exclusive benefit of the Participants and their Beneficiaries. The Trustee shall have full and complete investment authority and responsibility with respect to the purchase, retention, sale, pledge, and voting of Stock and the payment of Stock Obligations. In connection with purchases of Stock, the Trustee may purchase newly issued or outstanding Stock from an Employer or any other holders of Stock, including Participants and Beneficiaries. All purchases and sales of Stock shall be made by the Trustee at fair market value as determined by the Trustee in good faith and in accordance with any applicable requirement under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Such purchase may be made with assets of the Trust Fund, with funds borrowed for this purpose (with or without guarantees of repayment to the lender by an Employer), by installment payment contracts, or by any combination of the foregoing. In determining the proper extent of the Trust’s investment in Stock and the fair market value of Stock, the Trustee may employ investment counsel, legal counsel, appraisers, and other agents and may pay their reasonable expenses and compensation. Notwithstanding any other provision of the Plan or this Trust Agreement, the Trustee shall not make any investment or take any action involving those assets for which it remains responsible which (i) is inconsistent with the investment policy of the Plan and this Trust, (ii) is inconsistent with the prudence and diversification requirements set forth in sections 404(a)(1)(B) and (C) of ERISA to the extent such requirements apply to an Employees’ Stock Ownership Plan, or (iii) is prohibited by section 406 of ERISA, or (iv) would impair the qualification of the Plan or the exemption of the Trust under sections 401 and 501 of the Code. Except as otherwise agreed by the Trustee and the Company, the Trustee shall return custody of all Trust Assets and shall be responsible for their safekeeping. The Company shall indemnify and hold the Trustee harmless from any and all costs, damages, expenses, and liabilities which the Trustee may incur by reason of any action taken or omitted to be taken by the Trustee upon directions from the board of directors, a Manager, or an insurer pursuant to this section 2.1.

Trustee Powers. In addition to and not by way of limitation upon the fiduciary powers granted to it by law, the Trustee shall have the following specific powers, subject to the limitations set forth in section 2.1:

to receive, hold, manage, invest, and reinvest the money or other property which constitutes the Trust Fund, without distinction between principal and income;

to hold funds uninvested temporarily without liability for interest thereon, and to deposit funds in one or more savings or similar accounts with any banks and savings and loan associations which are insured by an instrumentality of the federal government, including the Trustee if the Trustee is such an institution;

to invest or reinvest the whole or any portion of the money or other property which constitutes the Trust Fund in such common or preferred stocks, investment trust shares, mutual funds, common trust funds, partnership interests, bonds, notes, or other evidences of indebtedness, and real and personal property as the Trustee in its absolute judgment and discretion may deem to be for the best interests of the Trust Fund, regardless of nondiversification to the extent that such nondiversification is clearly prudent, and regardless of whether any such investment or property is authorized by law regarding the investment of trust funds;

of a wasting asset nature;

temporarily nonincome producing; or

within or without the State of New Jersey or the United States;

to invest in common and preferred stocks, bonds, notes, or other obligations of an Employer and any other corporation or business enterprise in which an Employer or its stockholders may own an interest; provided, however, that the Trustee shall not purchase from an Employer any shares of the Employer’s common or preferred stock unless the requirements of N.J.S.A. 14A:8-1 have been satisfied;

to invest in real property purchased from, leased to, and managed or operated by or for an Employer or any other corporation or business enterprise in which an Employer or its stockholders may own an interest, upon such terms and conditions as the Trustee in its absolute discretion may deem advisable;

to exchange any investment or property, real or personal, for other investments or properties at such time and upon such terms as the Trustee shall deem proper;

to sell, transfer, convey, or otherwise dispose of any investment or property, real or personal, for cash or on credit, in such manner and upon such terms and conditions as the Trustee shall deem advisable; and no person dealing with the Trustee shall be under any duty to inquire as to the validity, expediency, or propriety of any such sale or as to the application of the purchase money paid to the Trustee;

to hold any investment or property in the name of the Trustee, with or without the designation of any fiduciary capacity, or in the name of a nominee, or unregistered, or in such other form that title may pass by delivery; provided, however, that the Trustee’s records always shall show that such investment or property belongs to the Trust and the Trustee shall not be relieved hereby of its responsibility to maintain safe custody of the Trust Fund;

to organize one or more corporations to hold, manage, or liquidate any property, including real estate, owned or acquired by the Trust Fund if in the sole discretion of the Trustee the organization of such corporation or corporations is for the best interests of the Trust;

to extend the time for payment of, to modify, to renew, or to release security from any mortgage, note, or other evidence of indebtedness, or to take advantage of or waive any default; to foreclose mortgages and bid on property under foreclosure or to take title to property by conveyance in lieu of foreclosure, either with or without the payment of additional consideration;

to vote in person or by proxy all stocks and other securities having voting privileges; to exercise or refrain from exercising any option or privilege with respect to stocks and other securities, including any right or privilege to subscribe for or otherwise to acquire stocks and other securities; or to sell any such right or privilege; to assent to and join in any plan of refinance, merger, consolidation, reorganization, or liquidation of any corporation or other enterprise in which this Trust may have an interest, to deposit stocks and other securities with any committee formed to effectuate the same, to pay any expense incidental thereto, to exchange stocks and other securities for those which may be issued pursuant to any such plan, and to retain as an investment the stocks and other securities received by the Trustee; and to deposit any investment in a voting trust;

to abandon any property, real or personal, which the Trustee shall consider to be worthless or not of sufficient value to warrant its keeping or protecting; to abstain from the payment of taxes, water rents, assessments, repairs, maintenance, and upkeep of any such property; to permit any such property to be lost by tax sale or other proceedings, and to convey any such property for a nominal consideration or without consideration;

to borrow money from an Employer or from others (including the Trustee) and to enter into installment purchase contracts for any purpose, including the purchase of Stock, with or without interest upon such terms and conditions as the Trustee may deem to be advisable; to issue its promissory note as Trustee to evidence such debt; to pledge as security therefor assets of the Trust, and to authorize the holders of any such notes to pledge the notes to secure obligations of the holders and in connection therewith to repledge any assets of the Trust held as security therefor, provided that, with respect to any extension of credit to the Trust involving, as a lender or guarantor, an Employer or another “disqualified person” within the meaning of section 4975(e)(2) of the Code:

each loan or installment contract is primarily for the benefit of Participants and Beneficiaries of the Plan;

any interest on a loan or installment contract does not exceed a reasonable rate;

the terms of a loan, whether or not between independent parties, must, at the time the loan is made, be at least as favorable to the Plan and this Trust as the terms of a comparable loan resulting from arm’s-length negotiations between independent parties;

the proceeds of a loan shall be used only to acquire Stock, to repay the loan, or to repay a previous loan meeting these conditions, and the subject of an installment contract shall be only the Trust’s purchase of Stock;

any collateral pledged to a creditor by the Trustee shall consist only of the assets purchased with borrowed funds, or received in accordance with an installment contract, or assets pledged as collateral on a previous loan or installment contract meeting these conditions which is repaid with the proceeds of the current loan and the creditor shall have no recourse against the Trust

Fund except with respect to the collateral (although the creditor may have recourse against an Employer as guarantor);

no person entitled to payment under a loan or installment contract shall have any right to assets of the Trust other than assets pledged as collateral on the loan, amounts contributed by the Employers to the Trust Fund to enable the Trustee to meet its obligations under the loan or installment contract, and earnings attributable to such collateral and the investment of such contributions;

payments with respect to a loan or installment contract shall be made only from those amounts contributed by the Employers to the Trust Fund and from amounts earned on Trust investment;

upon the payment of any portion of the balance due on a loan or upon any installment payment, a proportionate part of any assets originally pledged as collateral for such indebtedness shall be released from encumbrance pursuant to section 4.3 of the Plan; and

in the event of a default, the value of the assets transferred in satisfaction of the loan or the installment contract shall not exceed the amount of the default and, if the lender is a “disqualified person”, the loan must provide for a transfer of assets upon default only upon and to the extent of the failure of the Plan to meet the loan payment schedule;

to manage and operate any real property which shall at any time constitute an asset of the Trust Fund; to make repairs, alterations, and improvements thereto; to insure such property against loss by fire or other casualty; to lease or grant options for the sale of such property, which lease or option may be for a period of time which may extend beyond the life of this Trust; and to take any other action or enter into any other contract respecting such property which is consistent with the best interests of the Trust;

to employ and compensate agents, investment counsel, custodians, appraisers, attorneys, and accountants and to pay any and all expenses incurred in connection with the exercise of any power, right, authority or discretion granted herein;

to employ and consult with any legal counsel, who also may be counsel to an Employer or the Committee, with respect to the meaning or construction of this Trust Agreement, the extent of the Trustee’s obligations and duties hereunder, and whether the Trustee should take or decline to take a particular action hereunder, and the Trustee shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to such advice;

to defend any action or proceeding instituted against the Trust Fund, to institute any action on behalf of the Trust Fund, and to compromise or submit to arbitration any dispute concerning the Trust Fund;

to make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

to commingle the Trust Fund created pursuant hereto, excluding any portion invested in Stock, in a single trust with all or any portion of any other trust fund, assigning an undivided interest to each such commingled trust fund, provided that such commingled trust is itself exempt from taxation pursuant to section 501(a) of the Code, or its successor section; and provided further that the trust agreement governing such commingled trust shall be deemed incorporated by reference in the Plan;

where two or more trusts governed by this Trust Agreement have an undivided interest in any property, to credit the income from such property to such trusts in proportion to their undivided interests, and when non pro rata distributions of property or money are made from such trusts, to make appropriate adjustments to the undivided fractional interests of such trusts;

to invest all or any portion of the Trust Fund in one or more group annuity contracts, deposit administration contracts, and other such contracts with insurance companies, including any commingled separate accounts established under such contracts, as shall be determined by the Trustee to be desirable and for the best interest of the Trust Fund;

generally, with respect to all cash, stocks, and other securities, and property, both real and personal, received or held in the Trust Fund by the Trustee, to exercise all the same rights and powers as are or may be lawfully exercised by persons owning cash, or stocks and other securities, or such property in their own right; and to do all other acts, whether or not expressly authorized, which it may deem necessary or proper for the protection of the Trust Fund; and

whenever more than two persons shall qualify to act as co-trustees, to exercise and perform every power (including discretionary powers), authority or duty by the concurrence of a majority of them with the same effect as if all had joined therein, except that the unanimous vote of such persons shall be necessary to determine the number (one or more) and identity of persons who may sign checks, make withdrawals from financial institutions, have access to safe deposit boxes, or direct the sale of trust assets and the disposition of the proceeds.

Compensation and Indemnification of Trustee and Payment of Expenses and Taxes.

Compensation. The Trustee shall receive as its compensation and as reimbursement for expenses such amounts as shall be agreed upon from time to time between it and the board of directors of the Company. However, in no event shall any compensation be paid from the Trust Fund to an individual trustee who receives full-time compensation as an employee of an Employer.

Indemnification. Notwithstanding any other provision of this Trust Agreement, any individual designated as a trustee hereunder shall be indemnified and held harmless by the Company to the fullest extent permitted by law against any and all costs, damages, expenses, and liabilities reasonably incurred by or imposed upon such individual in connection with any claim made against him or in which he may be involved by reason of his being, or having been, a trustee hereunder, to the extent such amounts are not satisfied by insurance maintained by the Company.

Expenses. All expenses of administering this Trust and the Plan, whether incurred by the Trustee or the Committee, shall be paid by the Trustee from the Trust Fund to the extent such expenses shall not have been assumed by the Company or the Trustee.

Taxes. All taxes of any kind that may be levied or assessed upon the Trust Fund, its income or assets, shall be paid from the Trust Fund, but the Trustee shall not be obliged to pay such tax so long as it shall contest the validity of such levy or assessment upon the advice of counsel.

Records and Valuation.

Records. The Trustee shall maintain accurate and detailed records and accounts of all investments, receipts, disbursements, and other transactions made by it with respect to the Trust Fund, and all accounts, books, and records relating thereto shall be open at all reasonable times to inspection and audit by the Committee.

Annual Valuation. From time to time upon the request of the Committee, but at least annually as of each April 30th, the Trustee shall determine the number of shares of Stock and the current market value of all other assets held in the Trust Fund in accordance with section 5.4 of the Plan and shall report these amounts to the Committee.

Distributions.

Certification of Committee Members. From time to time the president of the Company shall certify to the Trustee in writing the names of the individuals comprising the and shall furnish to the Trustee a specimen signature of each member.

Instructions to Trustee. The Trustee shall pay such sums to such persons and at such times as shall be set forth in written instructions from the Committee. The Trustee shall be fully protected in taking any action based upon such written instructions and shall have no power, authority, or duty to interpret the Plan or to inquire into the decisions or determinations of that Committee, or to question the instructions given to it that Committee.

Plan Termination. In the event of a termination of the Plan, the Trustee shall continue to disburse funds in accordance with the instructions of the Committee.

Removal, Resignation, and Appointment of Trustees. The Company may at any time, by action of its board of directors, remove any person serving as a trustee hereunder by giving to such person written notice of removal and, if applicable, the name and address of the successor trustee. Any person serving as a trustee hereunder may resign at any time by giving written notice to the Company. Any such removal or resignation shall take effect within 30 days after such written notice has been given by the trustee or by the Company, as the case may be, or at such earlier time as may be acceptable to both the trustee and the Company. The removed or resigned trustee shall transfer, pay over, and deliver any portion of the Trust Fund in its possession or control (less an appropriate reserve for any unpaid fees and expenses) and all records pertaining thereto to the successor or remaining trustee. Thereafter, the removed or resigned trustee shall have no liability for the Trust Fund or for its administration by the successor or remaining trustee, but shall render an accounting to the Committee of its administration of the Trust Fund to the date on which its trusteeship shall have been terminated. The Company may also, upon 30 days’ notice to each person currently serving as a trustee, appoint one or more persons to serve as co-trustees hereunder.

Miscellaneous.

Right to Amend. This Trust Agreement may be amended from time to time by an instrument in writing executed by the Company; provided, however, that any amendment affecting the powers or duties of the Trustee must be approved by the Trustee, and provided, further, that no amendment may divert any portion of the Trust Fund to purposes other than the exclusive benefit of the Participants and their Beneficiaries; and further provided that Section 3.2 cannot be amended at any time. Any amendment shall apply to the Trust Fund as constituted at the time of the amendment as well as to that portion of the Trust Fund which is subsequently acquired.

Compliance with ERISA. In the exercise of its powers and the performance of its duties hereunder, the Trustee shall act in good faith and in accordance with the applicable requirements under ERISA. Except as may be otherwise required by ERISA, the Trustee shall not be required to furnish any bond in any jurisdiction for the performance of its duties hereunder and, if a bond is required despite this provision, no surety shall be required on it.

Nonresponsibility for Funding. The Trustee shall be under no duty to enforce the payment of any contributions and shall not be responsible for the adequacy of the Trust Fund to meet and discharge any Stock obligations or to satisfy any obligations for benefits under the Plan.

Reports. The Trustee shall file any report which it is required by law to file with any governmental authority with respect to this Trust, and the Committee shall furnish to the Trustee whatever information is necessary to prepare the report.

Dealings with Trustee. Persons dealing with the Trustee shall be under no obligation to inquire concerning the validity of anything which the Trustee purports to do, nor need any person see to the proper application of any money paid or any property transferred upon the order of the Trustee or to inquire into the Trustee’s authority as to any transaction.

Successor Trustees. This Trust Agreement shall apply to any person who shall be appointed to succeed one of the persons currently appointed as a trustee; and any reference herein to the

Trustee shall be deemed to include any one or more individuals or corporations, or any combination thereof who or which shall at any time act as a co-trustee or as the sole trustee hereunder.

Governing State Law. This Trust Agreement shall be interpreted in accordance with the laws of the State of New Jersey to the extent those laws may be applicable under the provisions of ERISA.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:	THE NEWARK GROUP, INC.

By:	By:
Fred G. von Zuben, President

WITNESS:

Edward K. Mullen, Trustee

Robert H. Mullen, Trustee

Fred G. von Zuben, Trustee

Section 1. Creation of Trust	1
1.1 Trustees	1
1.2 Incorporation of Plan	1
1.3 Name	2
1.4 Nondiversion of Assets	2
Section 2. Investment of Trust Fund and Administrative Powers of the Trustee	2
2.1 Investment Policy	2
Section 3. Compensation and Indemnification of Trustee and Payment of Expenses and Taxes	9
3.1 Compensation	9
3.2 Indemnification	9
3.3 Expenses	9
3.4 Taxes	9
Section 4. Records and Valuation	9
4.1 Records	9
4.2 Annual Valuation	9
Section 5. Distributions	9
5.1 Certification of Committee Members	9
5.2 Instructions to Trustee	9
5.3 Plan Termination	9
Section 6. Removal, Resignation, and Appointment of Trustees	10
Section 7. Miscellaneous	10
7.1 Right to Amend	10
7.2 Compliance with ERISA	10
7.3 Nonresponsibility for Funding	10
7.4 Reports	10
7.5 Dealings with Trustee	10
7.6 Successor Trustees	10
7.7 Governing State Law	11

SCHEDULE A

TO

THE NEWARK GROUP, INC.

EMPLOYEES’ STOCK OWNERSHIP PLAN-TRUST

Name of Trustee	Date of Commencement of Trusteeship	Date of Termination of Trusteeship
Edward K. Mullen	February 16, 1999
Robert H. Mullen	February 16, 1999
Fred G. von Zuben	February 16, 1999